UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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PANERA BREAD COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PANERA BREAD COMPANY
6710 Clayton Road
Richmond Heights, Missouri 63117

April 12, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Panera Bread Company to be held at 10:30 a.m., Central Time, on Thursday, May 13, 2010 at the Ritz Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri 63105.

At the Annual Meeting, you will be asked to elect two directors to our Board of Directors, approve an amendment to our 2006 Stock Incentive Plan to increase the number of shares of our Class A Common Stock authorized for issuance thereunder from 1,500,000 shares to 2,300,000 shares, approve an amendment to our 1992 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 825,000 shares to 950,000 shares and to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. The Board of Directors recommends approval of each of these proposals.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Therefore, if you do not plan to attend the Annual Meeting, we urge you to promptly vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card in accordance with the instructions.

On behalf of all of our team members and directors, I would like to thank you for your continuing support and confidence.

Sincerely,

Ronald M. Shaich
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

We urge you to promptly vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card.

PANERA BREAD COMPANY
6710 Clayton Road
Richmond Heights, Missouri 63117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 13, 2010

The Annual Meeting of Stockholders of Panera Bread Company will be held on Thursday, May 13, 2010 at 10:30 a.m., Central Time, at the Ritz Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri 63105, to consider and act upon the following matters:

1. To elect two directors to our Board of Directors, each to serve for a term ending in 2013, or until his successor has been duly elected and qualified;

2. To approve an amendment to our 2006 Stock Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 1,500,000 shares to 2,300,000 shares;

3. To approve an amendment to our 1992 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 825,000 shares to 950,000 shares;

4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2010; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Stockholders of record on our books at the close of business on March 15, 2010 are entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting personally, please vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy as soon as possible in the envelope provided. You may obtain directions to the location of the meeting by contacting our Investor Relations Coordinator at (314) 633-7100, ext. 6500. If you attend the meeting and prefer to vote at that time, you may do so.

By Order of the Board of Directors,

Scott G. Blair
Secretary

Dated: April 12, 2010

PANERA BREAD COMPANY
6710 Clayton Road
Richmond Heights, Missouri 63117

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Solicitation of Proxies

We are first mailing this proxy statement and the accompanying proxy card to stockholders on or about April 12, 2010 in conjunction with the mailing of our 2009 Annual Report to Stockholders. The Board of Directors, or Board, solicits the accompanying proxy for use at our Annual Meeting of Stockholders to be held at 10:30 a.m., Central Time, on May 13, 2010, and any adjournment or postponement thereof. We will pay the cost of soliciting proxies. Our directors, officers and employees may assist in the solicitation of proxies by mail, telephone, facsimile, Internet and personal interview without additional compensation. We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies by mail, telephone, facsimile or Internet, or in person, for a fee of approximately $12,500, plus out-of-pocket expenses relating to the solicitation.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on May 13, 2010:

This proxy statement and the 2009 Annual Report to Stockholders are available for viewing, printing and downloading at www.panera.com/2010AnnualMeeting.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2009, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to:
Investor Relations Coordinator,
Panera Bread Company,
6710 Clayton Road,
Richmond Heights, Missouri 63117,
Telephone: (314) 633-7100, ext. 6500.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 29, 2009 are also available on the SEC’s website at www.sec.gov.

Proposals to be Voted Upon

Proposal 1.  The first proposal is to elect two directors to our Board, each to serve for a term ending in 2013, or until his respective successor has been duly elected and qualified.

Proposal 2.  The second proposal is to approve an amendment to our 2006 Stock Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 1,500,000 shares to 2,300,000 shares.

Proposal 3.  The third proposal is to approve an amendment to our 1992 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 825,000 shares to 950,000 shares.

Proposal 4.  The fourth proposal is to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2010.

When you return your proxy properly signed (or vote on the Internet or by telephone), your shares will be voted by the persons named as proxies in accordance with your directions. You are urged to specify your choices on the enclosed proxy card. If you sign and return your proxy without specifying choices, your shares will be voted “FOR” election of each of the two nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4, and in the discretion of the persons named as proxies in the manner they believe to be in our company’s best interests as to other matters that may properly come before the Annual Meeting.

Voting Procedures

You may vote either in person, at the Annual Meeting or by proxy. To vote by proxy, you must select one of the following options:

•	Complete the enclosed proxy card:

•	Complete all of the required information on the proxy card.

•	Date and sign the proxy card.

•	Return the proxy card in the enclosed postage-paid envelope. We must receive the proxy card not later than May 12, 2010, the day before the Annual Meeting, for your proxy to be valid and for your vote to count.

•	If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

•	Vote by telephone (telephone voting instructions are printed on the proxy card):

•	Call the toll-free voting telephone number: 1-800-652-8683.

•	Have the proxy card in hand.

•	Follow and comply with the recorded instructions before the deadline of 11:59 p.m., Eastern Time, on May 12, 2010.

•	If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

•	Vote on the Internet (Internet voting instructions are printed on the proxy card):

•	Access http://www.investorvote.com/PNRA.

•	Have the proxy card in hand.

•	Follow the instructions provided on the site.

•	Submit the electronic proxy before the deadline of 11:59 p.m., Eastern Time, on May 12, 2010.

•	If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

Telephone and Internet voting ends at 11:59 p.m., Eastern Time, on May 12, 2010. If you vote in a timely manner by the Internet or telephone, you do not have to return your proxy card for your vote to count. Please be aware that if you vote on the Internet, you may incur costs such as normal telephone and Internet access charges for which you will be responsible.

The Internet and telephone voting procedures appear on the enclosed proxy card. You may also log on to change your vote or to confirm that your vote has been properly recorded before the deadline.

Whether or not you expect to be present in person at the Annual Meeting, you are requested to complete, sign, date and return the enclosed form of proxy or to vote by telephone or Internet. The shares represented by your proxy will be voted in accordance with your instructions. If you attend the Annual Meeting, you may vote by ballot. If you want to vote in person at the Annual Meeting and you own your shares through a custodian, broker or other agent, you must obtain a proxy from that party in its capacity as owner of record for your shares and bring the proxy to the Annual Meeting.

Shares represented by proxies on the enclosed proxy card will be counted in the vote at the Annual Meeting if we receive your proxy card by May 12, 2010. Proxies submitted by the Internet or by telephone will be counted in the vote only if they are received by 11:59 p.m., Eastern Time, on May 12, 2010.

Your properly completed proxy/voting instruction card will appoint Jeffrey W. Kip and Scott G. Blair as proxy holders, or your representatives, to vote your shares in the manner directed therein by you. Mr. Kip is our Senior Vice President, Chief Financial Officer and Mr. Blair is our Senior Vice President, Chief Legal Officer, General Counsel and Secretary. Your proxy permits you to direct the proxy holders to:

•	vote “FOR” or to withhold your votes from either or both of the nominees for director;

•	vote “FOR,” “AGAINST” or “ABSTAIN” from the proposal to amend our 2006 Stock Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 1,500,000 shares to 2,300,000 shares;

•	vote “FOR,” “AGAINST” or “ABSTAIN” from the proposal to amend our 1992 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 825,000 shares to 950,000 shares; and

•	vote “FOR,” “AGAINST” or “ABSTAIN” from the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2010.

All shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy will be voted “FOR” the election of both of the nominees for director, “FOR” the proposal to amend our 2006 Stock Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 1,500,000 shares to 2,300,000 shares, “FOR” the proposal to amend our 1992 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 825,000 shares to 950,000 shares and “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2010.

Revocation of Proxies

You may revoke your proxy at any time before its use by casting a new vote on the Internet or by telephone or by delivering to us a duly executed proxy or written notice of revocation bearing a later date. If you execute a proxy but are present at the Annual Meeting, and you wish to vote in person, you may do so by revoking your proxy. Shares represented by valid proxies, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting.

Stockholders Entitled to Vote

Our Board has fixed March 15, 2010 as the record date for the Annual Meeting. You are entitled to vote (in person or by proxy) at the Annual Meeting if you were a stockholder of record on the record date. On the record date, we had 30,491,278 shares of Class A Common Stock outstanding (each of which entitles its holder to one vote), and 1,392,107 shares of Class B Common Stock outstanding (each of which entitles its holder to three votes). Unless indicated otherwise, we refer to our Class A Common Stock and Class B Common Stock in this proxy statement collectively as our “Common Stock.” Holders of Common Stock do not have cumulative voting rights.

Shares Held in 401(k) Plan

On March 15, 2010, our 401(k) plan, which is called the Panera Bread Company 401(k) Savings Plan, held 20,956 shares of Class A Common Stock in the name of Fidelity Management Trust Company, as trustee of the 401(k) Plan. If you are a participant in the 401(k) Plan, you may instruct Fidelity Management Trust Company how to vote shares of Class A Common Stock credited to your 401(k) Plan account by indicating your instructions on your proxy card and returning it to us by May 10, 2010. Any shares held in the 401(k) Plan for which no instructions are received will not be voted. The trustee will vote the shares as instructed if proper instructions are received by 11:59 p.m., Eastern Time, on May 10, 2010.

Quorum

For all proposals on the agenda for the Annual Meeting, the holders of a majority in interest of the combined voting power of the Common Stock issued and outstanding entitled to vote must be present in person or by proxy to constitute a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of a director and/or abstain from voting on a proposal, as well as “broker non-votes” described below, will be counted toward establishing a quorum.

Votes Required

Each of the directors will be elected by a plurality vote of the combined voting power of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote. Shares for which the vote is properly withheld will not be counted toward the nominee’s achievement of a plurality. Broker non-votes (as described below), if any, will also not be counted toward the nominee’s achievement of a plurality and will have no effect on the election of the directors.

Under our by-laws, each of Proposal 2, Proposal 3 and Proposal 4 requires an affirmative vote of a majority of the combined voting power of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to be cast at the Annual Meeting. For this purpose, abstentions are considered present and will have the effect of a vote against. Broker non-votes will be excluded entirely and will have no effect on Proposal 2 and Proposal 3.

If you hold shares of Common Stock through a broker, bank or other representative, generally the broker, bank or representative may under certain circumstances vote your shares if you do not return your proxy. Brokerage firms have discretionary authority to vote customers’ unvoted shares on routine matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. Your brokerage firm cannot vote your shares on any matter that is not considered routine. Proposal 4, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2010, is considered a routine matter. Each of Proposal 1, Proposal 2 and Proposal 3 is not considered a routine matter. However, if your representative does not timely receive instructions, your representative may only vote on those matters for which it has discretionary voting authority. If your representative cannot vote your shares on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

BOARD OF DIRECTORS AND MANAGEMENT

Information Regarding Directors and Director Nominees

Our certificate of incorporation provides for a classified Board in which our Board is divided into three classes, each having as nearly as possible an equal number of directors. The terms of service of the three classes of directors are staggered so that the term of only one class expires at each annual meeting of stockholders.

Our Board currently consists of six members, divided into three classes: Class I consists of Ronald M. Shaich and Fred K. Foulkes, with terms ending in 2011; Class II consists of Domenic Colasacco and Thomas E. Lynch, with terms ending in 2012; and Class III consists of Larry J. Franklin and Charles J. Chapman, III, with terms ending in 2010. On June 5, 2009, W. Austin Ligon, who had served as a Class II director, resigned as a member of our Board. Mr. Lynch was nominated for election to our Board by the Committee on Nominations and Corporate Governance pursuant to the process described below in the “Director Nomination Process” and was elected director by our Board in March 2010.

At each annual meeting of stockholders, directors are elected for a full term of three years to continue or succeed those directors whose terms are expiring. The Board has nominated Messrs. Franklin and Chapman for re-election at the 2010 Annual Meeting as Class III directors with terms ending in 2013, if elected.

Chief Executive Officer Succession

Immediately following the conclusion of the 2010 Annual Meeting, Mr. Shaich will resign as our Chief Executive Officer. Mr. Shaich will continue to serve as an officer of our company as the Executive Chairman of our Board. Pursuant to a transition plan approved by our Board, upon Mr. Shaich’s resignation as Chief Executive Officer, William W. Moreton, our Executive Vice President and Co-Chief Operating officer, will succeed Mr. Shaich as our Chief Executive Officer, and our Board intends to appoint Mr. Moreton President and to elect him to our Board.

Director Qualifications

The following table and biographical descriptions provide information as of March 31, 2010 relating to each director and director nominee, including his age and period of service as a director of our company; his committee memberships; his business experience during the past five years, including directorships at other public companies; his community activities; and the other experience, qualifications, attributes or skills that led the Board to conclude he should serve as a director of our company.

		Board Tenure, Principal Occupation, Other Business Experience
Name	Age	During the Past Five Years and Other Directorships

Class III Directors, Nominees to be elected at the 2010 Annual Meeting (terms expiring in 2013)

Larry J. Franklin Audit Committee Compensation and Management Development Committee Committee on Nominations and Corporate Governance (Chair)	61	Mr. Franklin has served as a member of our Board since June 2001. He has been the President and Chief Executive Officer of Franklin Sports, Inc., a branded sporting goods manufacturer and marketer, since 1986. Mr. Franklin joined Franklin Sports, Inc. in 1970 and served as its Executive Vice President from 1981 to 1986. Mr. Franklin currently serves on the Board of Directors of Bradford Soap International, Inc., a private manufacturer of private label soaps, and as Chairman of the Board of Directors and member of the Executive Committee of the Sporting Goods Manufacturers Association, a global trade association of manufacturers, retailers and marketers in the sports product industry. Mr. Franklin’s leadership experience, particularly as a chief executive officer for over 20 years, and broad functional skill set give him an appreciation for the business practices that are critical to the success of a large, growing company such as ours. During his nine-year tenure as a member of our Board, Mr. Franklin has developed significant company-specific experience.

		Board Tenure, Principal Occupation, Other Business Experience
Name	Age	During the Past Five Years and Other Directorships

Charles J. Chapman, III Committee on Nominations and Corporate Governance	47	Mr. Chapman has served as a member of our Board since January 2008. Mr. Chapman has been the Chief Operating Officer, and a director of, American Dairy Queen Corporation, a leading franchisor of quick service restaurants and wholly-owned subsidiary of Berkshire-Hathaway, since October 2005. From January 2001 to October 2005, Mr. Chapman held a number of senior positions at American Dairy Queen. Prior to joining American Dairy Queen, Mr. Chapman served as Chief Operating Officer of Bruegger’s Bagels, Inc. and President and co-owner of a Bruegger’s franchise, Beantown Bagels, and held marketing and operations positions with Darden Restaurants. Mr. Chapman began his career as a consultant at Bain & Company. Mr. Chapman’s leadership roles and extensive experience in the restaurant industry, particularly in the areas of concept development, brand strategy, consumer marketing, research and development, quality assurance, franchising, restaurant operations, training, construction and development, retail technology and commissary management, have made Mr. Chapman a critically effective Board member.

Class I Directors (terms expiring in 2011)

Ronald M. Shaich Chairman	56	Mr. Shaich is a co-founder of our company and has served as a member of our Board since March 1981. Mr. Shaich has also served as our Chief Executive Officer since May 1994, and as Chairman of our Board since May 1999. He previously served as Co-Chief Executive Officer from January 1988 to May 1994, and as Co-Chairman of the Board from January 1988 to May 1999. Mr. Shaich serves as a director of the non-profit Lown Cardiovascular Research Foundation and as a trustee of the non-profit Rashi School. Immediately following the conclusion of the 2010 Annual Meeting, Mr. Shaich will resign as our Chief Executive Officer, and our Board intends to elect him Executive Chairman of the Board. Mr. Shaich has 27 years of experience in the restaurant industry and has provided the strategic vision that has driven our company’s growth and performance.

		Board Tenure, Principal Occupation, Other Business Experience
Name	Age	During the Past Five Years and Other Directorships

Fred K. Foulkes, D.B.A Audit Committee Compensation and Management Development Committee (Chair) Committee on Nominations and Corporate Governance	68	Dr. Foulkes has served as a member of our Board since June 2003. Dr. Foulkes has served as a Professor of Organizational Behavior and the director of the Human Resources Policy Institute at Boston University School of Management since 1981 and has taught courses in human resources management and strategic management at Boston University since 1980. From 1968 to 1980, Dr. Foulkes was a member of the Harvard Business School faculty. Dr. Foulkes served on the Board of Directors and was chairman of the Compensation Committee of Bright Horizons Family Solutions, a provider of employer-sponsored child care, early education and work/life consulting services, until its acquisition in May 2008 by Bain Capital. Dr. Foulkes brings to our Board a deep understanding of business strategy, human resource management and executive compensation and leadership. An educator, researcher and consultant, Dr. Foulkes has written numerous books, articles and case studies and edited a book on executive compensation. Dr. Foulkes brings to us his considerable experience as the founder and director of the Human Resource Policy Institute at the School of Management at Boston University, through which he has had regular contact with the senior executives in many large, U.S. companies. During his tenure as a member of our Board, Dr. Foulkes has gained additional expertise in the restaurant industry.

Class II Directors (terms expiring in 2012)

Domenic Colasacco Lead Independent Director Audit Committee (Chair) Compensation and Management Development Committee	61	Mr. Colasacco has served as a member of our Board since March 2000 and as our Lead Independent Director since January 2008. Since 1992, Mr. Colasacco has served as President and Chief Executive Officer of Boston Trust & Investment Management, a banking and trust company providing fiduciary and investment management services. He also serves as Chairman of its Board of Directors. Mr. Colasacco joined Boston Trust in 1974 after beginning his career in the research division of Merrill Lynch & Co. in New York City. Mr. Colasacco has considerable business experience, serving as Boston Trust’s president and chief executive officer for over 18 years. In addition, Mr. Colasacco has a broad knowledge of public companies, as a chartered financial analyst and having directly supervised the chief financial officer of a public company. Mr. Colasacco is our longest serving independent board member, providing 10 years of board experience as well as extensive knowledge of our business.

		Board Tenure, Principal Occupation, Other Business Experience
Name	Age	During the Past Five Years and Other Directorships

Thomas E. Lynch	50	Mr. Lynch has served as a member of our Board since March 2010, and Mr. Lynch previously served as a member of our Board from June 2003 until December 2006. Mr. Lynch has served as a Senior Managing Director of Mill Road Capital, a private equity firm, since January 2005. From 2000 until December 2004, Mr. Lynch served as a Senior Managing Director of Mill Road Associates, a financial advisory firm that he founded in 2000. From 1997 through 2000, Mr. Lynch served as the Managing Director of Lazard Capital Partners, a private equity firm that he founded, which is affiliated with the investment bank Lazard Ltd. From 1990 to 1997, Mr. Lynch served as a Managing Director at the Blackstone Group, an investment and advisory firm, where he served as a senior investment professional for Blackstone Capital Partners. Prior to Blackstone, Mr. Lynch served as a senior consultant at the Monitor Company, a strategic consulting firm. Mr. Lynch served as a member of the Board of Directors of Galaxy Nutritional Foods, Inc. from May 2009 to June 2009, then a publicly traded company. Mr. Lynch brings to our Board 20 years of experience as an investor in and manager of publicly traded companies in the retail and restaurant industries.

Corporate Governance Matters

Our Board has long believed that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on the Corporate Governance page of the About Us — Investor Relations section of our website at www.panerabread.com. Alternatively, you can request a copy of any of these documents by writing to our Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Principles and Practices to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These principles, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management and to hold our management accountable for the pursuit of our corporate objectives;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are encouraged to attend director education programs; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under the applicable rules of the Nasdaq Stock Market, or Nasdaq, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that none of Messrs. Chapman, Colasacco, Foulkes, Franklin or Lynch has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Director Nomination Process

The process followed by the Committee on Nominations and Corporate Governance to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee on Nominations and Corporate Governance and the Board.

Criteria and Diversity

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Committee on Nominations and Corporate Governance applies the criteria specified in our Corporate Governance Principles and Practices. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and ability to act in the interests of stockholders. The Committee on Nominations and Corporate Governance does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.

Our Board does not have a formal policy with respect to diversity, but our Corporate Governance Principles and Practices provide that an objective of Board composition is to bring to our company a variety of perspectives and skills derived from high quality business and professional experience. Our Board recognizes its responsibility to ensure that nominees for our Board possess appropriate qualifications and reflect a reasonable diversity of personal and professional experience, skills, backgrounds and perspectives, including those backgrounds and perspectives with respect to age, gender, culture, race and national origin. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to promote our strategic objectives and to fulfill its responsibilities to our stockholders.

The director biographies on pages 5 to 8 indicate each nominee’s experience, qualifications, attributes and skills that led the Board to conclude that he should continue to serve as a member of our Board. Our Board believes that each of the nominees has had substantial achievement in his professional and personal pursuits, and possesses the background, talents and experience that our Board desires and that will contribute to the best interests of our company and to long-term stockholder value.

Stockholder Nominations

Stockholders may recommend individuals to the Committee on Nominations and Corporate Governance for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our Common Stock for at least a year as of the date such recommendation is made, to the Committee on Nominations and Corporate Governance, c/o Corporate Secretary, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee on Nominations and Corporate Governance will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee on Nominations and Corporate Governance or the Board, by following the procedures set forth under “Stockholder Proposals for 2011 Annual Meeting.” If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the by-laws will not be included in our proxy statement and proxy card for the next annual meeting.

Board Meetings and Attendance

Our Board met six times during the fiscal year ended December 29, 2009, either in person or by teleconference. During the fiscal year ended December 29, 2009, each director attended all of the Board meetings and more than 90% of the meetings of the committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Principles and Practices provide that directors are expected to attend the Annual Meeting of Stockholders. All of our directors attended the 2009 Annual Meeting of Stockholders.

Board Leadership Structure

We believe that our current Chief Executive Officer is best situated to serve as Chairman of our Board because he is the director most familiar with our business and industry. As our founder and as our Chief Executive Officer since 1994, Mr. Shaich has been an integral part of the leadership of our Board and company since its inception, whose strategic vision has guided our growth and performance. In January 2008, our Board established the position of Lead Independent Director and appointed Mr. Colasacco as Lead Independent Director. Mr. Colasacco was reappointed as Lead Independent Director in March 2009 and March 2010. The Lead Independent Director Position Duty Statement adopted by our Board is posted on the Corporate Governance page of the About Us — Investor Relations section of our website, www.panerabread.com.

Pursuant to our Corporate Governance Principles and Practices and the Lead Independent Director Position Duty Statement, the Lead Independent Director is responsible for, among other matters:

•	advising the Chairman of the Board regarding Board meeting schedules;

•	approving the agendas for Board meetings;

•	advising the Chairman of the Board regarding information sent to the Board;

•	interviewing Board candidates and assisting the Board and the company with compliance with and implementation of our Corporate Governance Principles and Practices;

•	presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•	calling meetings of and presiding at executive sessions of the Board’s independent directors;

•	acting as a principal liaison between the independent directors and the Chairman of the Board; and

•	participating with the Compensation and Management Development Committee in its evaluation of our Chief Executive Officer, and discussing with the Chief Executive Officer his performance.

Our Board believes that its leadership structure is appropriate because it strikes an effective balance between strategy development and independent leadership and management oversight in the Board process.

Board Committees

Our Board has established three standing committees — the Audit Committee, the Compensation and Management Development Committee, and the Committee on Nominations and Corporate Governance — each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Corporate Governance page of the About Us — Investor Relations section of our website, www.panerabread.com.

Our Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of Nasdaq, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The responsibilities of our Audit Committee include:

•	selecting, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing with management and our independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on our financial statements;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and disclosure controls and procedures;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	advising the Board with respect to our policies and procedures regarding compliance with the applicable laws and regulations and with our Standards of Business Conduct;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by the Securities and Exchange Commission rules (which is included on page 18 of this proxy statement).

The members of the Audit Committee are Mr. Colasacco (Chair), Dr. Foulkes and Mr. Franklin. Mr. Ligon was a member of the Audit Committee until June 5, 2009. At that time, in connection with his resignation from the Board, Mr. Ligon resigned from his position on the Audit Committee and our Board appointed Mr. Franklin to the Audit Committee. Our Board has determined that Mr. Colasacco is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met nine times during fiscal year 2009.

Compensation and Management Development Committee

The responsibilities of our Compensation and Management Development Committee, which we refer to as the Compensation Committee, include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our Chairman and Chief Executive Officer;

•	reviewing and making recommendations to the Board with respect to the compensation of our Chairman and Chief Executive Officer;

•	determining the compensation of our other executive officers;

•	reviewing and making recommendations to the Board with respect to management succession planning; and

•	overseeing and administering our cash and equity incentive plans.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes.”

The members of the Compensation Committee are Dr. Foulkes (Chair) and Messrs. Colasacco and Franklin. The Compensation Committee met six times during fiscal year 2009.

Committee on Nominations and Corporate Governance

The responsibilities of the Committee on Nominations and Corporate Governance include:

•	determining the skills and qualifications required of directors and developing criteria to be considered in selecting potential candidates for Board membership;

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	reviewing and making recommendations to the Board with respect to our Corporate Governance Principles and Practices; and

•	overseeing an annual evaluation of the Board.

The processes and procedures followed by the Committee on Nominations and Corporate Governance in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”

The members of the Committee on Nominations and Corporate Governance are Mr. Franklin (Chair), Mr. Chapman and Dr. Foulkes. The Committee on Nominations and Corporate Governance met five times during fiscal year 2009.

Risk Oversight

Our Board administers its risk oversight function directly and through its Audit Committee, and receives regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, and strategic and reputational risks. As part of its charter, our Audit Committee regularly discusses with management our major risk exposures, their potential financial impact on Panera and the steps we take to manage them. In addition, our Compensation and Management Development Committee assists the Board in fulfilling its oversight responsibilities with respect to the management and risks arising from our compensation policies and programs. Our Committee on Nominations and Corporate Governance assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers and corporate governance.

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Lead Independent Director and the Chairman of the Committee on Nominations and Corporate Governance, with the assistance of our Chief Legal Officer, are primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as they consider appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chief Legal Officer considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters that are duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to: Board of Directors, c/o Corporate Secretary, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117.

Additionally, we have established a confidential process for reporting, investigating and resolving employee and other third party concerns related to accounting, auditing and similar matters under the Sarbanes-Oxley Act of 2002. Stockholders may confidentially provide information to one or more of our directors by contacting a representative at our Ethics Hotline who will forward the information to the appropriate director. The Ethics Hotline is operated by an independent, third party service. Within the United States and Canada, the Ethics Hotline can be reached by dialing toll-free (888) 840-4151.

Standards of Business Conduct

We have adopted a written Standards of Business Conduct, a code of ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Standards of Business Conduct on the Corporate Governance page of the About Us — Investor Relations section of our website, which is located at www.panerabread.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq’s listing standards concerning any amendments to, or waivers from, any provision of the Standards of Business Conduct.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Messrs. Colasacco and Franklin and Dr. Foulkes served on the Compensation Committee during the fiscal year ended December 29, 2009. None of the members of the Compensation Committee had interlocking or other relationships with other boards or with us during fiscal year 2009 that require disclosure under the proxy rules and regulations promulgated by the Securities and Exchange Commission.

Executive Officers Who Are Not Directors

Certain information regarding our executive officers as of March 31, 2010, who are not also directors, is set forth below. Generally, our Board elects our officers annually, although the Board or an authorized committee of the Board may elect or appoint officers at other times.

Name	Age	Position(s)

William W. Moreton	50	Executive Vice President and Co-Chief Operating Officer
John M. Maguire	44	Executive Vice President and Co-Chief Operating Officer
Cedric J. Vanzura	46	Executive Vice President and Co-Chief Operating Officer
Scott G. Blair	52	Senior Vice President, Chief Legal Officer, General Counsel and Secretary
Mark A. Borland	57	Senior Vice President, Chief Supply Chain Officer
Scott G. Davis	46	Senior Vice President, Chief Concept Officer
Rebecca A. Fine	47	Senior Vice President, Chief People Officer
Jeffrey W. Kip	42	Senior Vice President, Chief Financial Officer
Thomas C. Kish	44	Senior Vice President, Chief Information Officer
Michael J. Kupstas	53	Senior Vice President, Chief Franchise Officer
Michael J. Nolan	50	Senior Vice President, Chief Development Officer
Michael D. Simon	51	Senior Vice President, Chief Marketing Officer
William H. Simpson	47	Senior Vice President, Chief Company and Joint Venture Operations Officer

William W. Moreton.  Mr. Moreton re-joined our company in November 2008 as our Executive Vice President, co-Chief Operating Officer. Mr. Moreton previously served as our Executive Vice President, Chief Financial Officer from October 1998 to March 2003. From April 2005 to January 2007, Mr. Moreton served as President and Chief Financial Officer of Potbelly Sandwich Works, a chain restaurant operator, and from January 2004 to April 2005, Mr. Moreton served as Executive Vice President — Subsidiary Brands, and Chief Executive Officer of Baja Fresh, a subsidiary of Wendy’s International, Inc. Immediately following the conclusion of the 2010 Annual Meeting, upon the resignation of Mr. Shaich as Chief Executive Officer, Mr. Moreton will succeed Mr. Shaich as Chief Executive Officer, and our Board intends to appoint Mr. Moreton as President and elect him to our Board.

John M. Maguire.  Mr. Maguire has served as Chief Operating Officer, and subsequently co-Chief Operating Officer, since March 2008, and as our Executive Vice President since April 2006. Mr. Maguire previously served as our Senior Vice President, Chief Company and Joint Venture Operations Officer from August 2001 to April 2006. Mr. Maguire joined us in April 1993. From April 2000 to July 2001, Mr. Maguire served as our Vice President, Bakery Operations; from November 1998 to March 2000, Mr. Maguire served as our Vice President, Commissary Operations; and from April 1993 to October 1998, Mr. Maguire was a manager and director of our company. Mr. Maguire serves as a member of the Trustee Board of the non-profit South Shore Health and Educational Foundation, and as a member of the Board of Directors of Bands in Town LLC, an online socially integrated network and recommendation service focusing on live music events.

Cedric J. Vanzura.  Mr. Vanzura has served as our Executive Vice President and co-Chief Operating Officer since November 2008 and served as our Executive Vice President, Chief Administrative Officer from March 2008 to November 2008. Prior to joining our company, Mr. Vanzura held a variety of roles at Borders Group, Inc., a global retailer of books, music and movies, including serving as Executive Vice President, Emerging Business and Technology from July 2006 to September 2007, President, Borders International from February 2005 to July 2006 and President, Specialty Retail from March 2003 to February 2005.

Scott G. Blair.  Mr. Blair has served as our Senior Vice President, Chief Legal Officer, General Counsel and Secretary since January 2008. From March 2003 to January 2008, Mr. Blair served as our Special Counsel for Employee Relations and also maintained a sole proprietorship law firm concentrating on employment law.

Mark A. Borland.  Mr. Borland has served as our Senior Vice President, Chief Supply Chain Officer since August 2002. Mr. Borland joined our company in 1986 and held management positions with Au Bon Pain and Panera Bread divisions until 2000, including Executive Vice President, Vice President of Retail Operations, Chief Operating Officer and President of Manufacturing Services. From 2000 to 2001, Mr. Borland served as Senior Vice President of Operations at RetailDNA, a provider of sales and marketing products, then rejoined us as a consultant in 2001.

Scott G. Davis.  Mr. Davis has served as our Senior Vice President, Chief Concept Officer since May 1999. Mr. Davis joined us in 1987 and from May 1996 to May 1999 served as our Director of Concept Services and Customer Experience.

Rebecca A. Fine.  Ms. Fine has served as our Senior Vice President, Chief People Officer since August 2004. Ms. Fine was Chief People Officer for Seed Restaurant Group, a chain restaurant operator, from February 2000 to August 2004. She also served as Chief Administrative Officer for Shoney’s Inc., a chain restaurant operator, from March 1996 to February 2000. Ms. Fine is also the chair of the board of Winning Women, a nonprofit corporation.

Jeffrey W. Kip.  Mr. Kip has served as our Senior Vice President, Chief Financial Officer since May 2006. From November 2003 to May 2006, Mr. Kip served as our Vice President, Finance and Planning and as our Vice President, Corporate Development from May 2003 to November 2003. From November 2002 to April 2003, Mr. Kip was an Associate Director and then Director at UBS, an investment banking firm, and from August 1999 to November 2002, Mr. Kip was an Associate at Goldman Sachs, an investment banking firm.

Thomas C. Kish.  Mr. Kish has served as our Senior Vice President, Chief Information Officer since December 2004. From April 2001 to December 2004, Mr. Kish served as our Vice President, Chief Information Officer. Prior to joining us, Mr. Kish was Vice President, Information and Support Services for Papa John’s International, a chain restaurant operator, from 1995 to 2001.

Michael J. Kupstas.  Mr. Kupstas has served as our Senior Vice President, Chief Franchise Officer since September 2001. Mr. Kupstas joined us in 1996. From August 1999 to September 2001, Mr. Kupstas served as our Vice President, Franchising and Brand Communication and from January 1996 to August 1999, Mr. Kupstas was our Vice President, Company and Franchise Operations. From April 1991 to January 1996, Mr. Kupstas was Senior Vice President/Division Vice President for Long John Silver’s, Inc., a chain restaurant operator. Mr. Kupstas is also chairman of the board of Operation Food Search.

Michael J. Nolan.  Mr. Nolan has served as our Senior Vice President, Chief Development Officer since he joined us in August 2001. From December 1997 to March 2001, Mr. Nolan served as Executive Vice President and Director for John Harvard’s Brew House, L.L.C., a chain restaurant operator, and as Senior Vice President, Development, for American Hospitality Concepts, Inc., a chain restaurant operator. From March 1996 to December 1997, Mr. Nolan was Vice President of Real Estate and Development for Apple South Incorporated, a chain restaurant operator, and from July 1989 to March 1996, Mr. Nolan was Vice President of Real Estate and Development for Morrison Restaurants, Inc., a chain restaurant operator. Prior to 1989, Mr. Nolan served in various real estate and development capacities for Cardinal Industries, Inc., a private real estate development company, and Nolan Development and Investment, a private development company.

Michael D. Simon.  Mr. Simon has served as our Senior Vice President, Chief Marketing Officer, since October 2009. Prior to joining us, Mr. Simon served in various roles at Campbell Soup Company and its divisions from 1992 to October 2009, including General Manager, Director of Marketing — New Products, Vice President, Marketing — Bakery Division, Senior Vice President of the Snacks Division at Pepperidge Farm, Inc., Senior Marketing Manager/Director of Marketing and Vice President, Marketing and Merchandising of Godiva Chocolatier, Inc. Mr. Simon also served as Director of Marketing from 1991 to 1992 at Impel Marketing LLC, Associate Marketing Manager and Marketing Manager from 1985 to 1991 at Ralston Purina Company and Department Manager from 1981 to 1983 at Jordan Marsh Company.

William H. Simpson.  Mr. Simpson has served as our Senior Vice President, Chief Company and Joint Venture Operations Officer since April 2006 and previously served as our Vice President, Retail Operations from February 2005 to April 2006. From November 2002 to February 2005, Mr. Simpson served as our Director of Retail Operations and Joint Venture Partner. From June 1998 to November 2002, Mr. Simpson was Vice President of Franchise Operations and Regional Vice President of Company Operations for Bennigan’s Restaurants, a chain restaurant operator.

Executive and Director Compensation Processes

The Compensation Committee has implemented an annual performance review program for our executives under which annual performance goals are determined early in each calendar year for each of our executive officers. These goals may include both corporate goals and individual department specific goals that facilitate the achievement of corporate performance. Annual bonuses are tied to the achievement of these performance goals.

The payment of an incentive bonus to our Chairman and Chief Executive Officer is determined by the Board on recommendation from the Compensation Committee, and the payment of an incentive bonus to our other executive officers is determined by the Compensation Committee on recommendation from the Chairman and Chief Executive Officer, in each case following a review of the achievement of annual performance goals.

During the first calendar quarter of each year, we evaluate individual and corporate performance against the goals for the recently completed year. The Chairman and Chief Executive Officer presents to the Compensation Committee an evaluation of each of the other executive officers, as well as a recommendation for annual executive salary increases, if any. These evaluations and recommendations are then discussed by the Compensation Committee, which approves salary and any other awards for the executives. In the case of the Chairman and Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which recommends his compensation changes, if any, to the Board for consideration and approval.

For all executives, annual base salary increases and annual bonuses, to the extent awarded, are implemented during the first calendar quarter of the year. In addition, during the third quarter of each year, the Compensation Committee and Board grant long-term equity and performance awards under our 2005 Long Term Incentive Program to our executive officers. Newly hired and promoted executives may be granted supplemental awards at a committee meeting following their hiring or promotion dates.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During 2009, the Compensation Committee retained an independent compensation consultant, W.T. Haigh & Company, to assist with its review of the compensation of our executive officers, including reviewing proposed compensation for the Executive Chairman and new Chief Executive Officer, and with its review of the Company’s Long Term Incentive Program. W.T. Haigh & Company also assisted the Company with its review of the “Compensation Discussion and Analysis”.

Risk Considerations in Executive Compensation

Our Compensation Committee has discussed the concept of risk as it relates to our executive compensation program and the Compensation Committee does not believe our executive compensation program encourages excessive or inappropriate risk taking. As described more fully below in “Compensation Discussion and Analysis,” we structure our pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both intermediate and long-term corporate performance and are tied to the achievement of company-wide and individual department specific goals. Additionally, with respect to the variable portions of compensation, company specific measurements must represent at least 50% of the total for our annual incentive bonuses and 100% of the measurements for our 3-Year Performance Awards. We believe that applying company-wide metrics encourages decision-making that is in the best long-term interest of our company and stockholders. Further, we believe that these variable elements of compensation constitute a sufficient percentage of overall compensation to motivate our executives to produce superior short and long-term corporate results, while the fixed element is also sufficiently high that our executives are not encouraged to take unnecessary or excessive risks in doing so.

Policies and Procedures for Related Person Transactions

The Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Legal Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board’s Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. The policy also permits the Chairman of the Audit Committee and the Chief Legal Officer to review proposed related person transactions that arise between committee meetings, subject to review, approval and ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. The committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined the following interests are not material, and, accordingly, a transaction or arrangement with an entity in which the related person’s sole interest is one of the following will not be considered a related person transaction:

•	Interests arising only because a related person is a director of an entity that is involved in the transaction or arrangement; or

•	Interests arising only from the ownership by one or more related persons of less than a 10% equity interest in the entity involved in the transaction, excluding general partnership interests; or

•	Interests arising only because a related person is an executive officer of an entity involved in the transaction, and (1) all related persons hold less than a 10% equity interest of the entity involved in the transaction, (2) the related person and immediate family members have and are not negotiating the transaction and have and will not receive any related special benefits, and (3) the transaction amount involves less than the greater of (A) $200,000 or (B) 5% of the annual gross revenues of the company receiving payment in the transaction; or

•	Interests arising only from the ownership of a class of our company’s stock if all stockholders of that class receive the same benefit on a pro rata basis; or

•	Interests arising only because a significant stockholder or an immediate family member is indebted to us.

In addition, the Board has determined that the following transactions are not related person transactions for purposes of this policy:

•	A transaction that involves compensation to an executive officer if the compensation has been approved by the Compensation Committee or our Board, as applicable; or

•	A transaction that involves compensation to a director for services as a director of our company if such compensation is reported pursuant to applicable law; or

•	A transaction that is specifically contemplated by provisions of our Certificate of Incorporation or by-laws; or

•	A transaction awarded under a competitive bid process.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Board or the Compensation Committee in the manner specified in its charter and consistent with our policies.

Related Person Transactions

Since December 31, 2008 (the beginning of our most recently completed fiscal year), we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the compensation of our directors and executive officers, employment agreements and other agreements described above under “Compensation of Directors,” “Employment Arrangements with Executive Officers” and “Executive Compensation.”

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 29, 2009 and has discussed these financial statements with our management and PricewaterhouseCoopers, LLP, our independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board, or PCAOB, AU Section 380 (Communication with Audit Committees) as modified or supplemented.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter from the independent auditor required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee has discussed with the independent registered public accounting firm its independence from us.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 29, 2009.

By the Audit Committee of the Board of Directors of Panera Bread Company.

Respectfully submitted,

Domenic Colasacco (Chair)
Fred K. Foulkes
Larry J. Franklin

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Overview of Our Compensation Objectives and Philosophy

Like all of our employee compensation programs, our executive compensation program has been designed with two objectives in mind: one, to provide a compensation package that is reasonable and competitive within the industry in order to attract and retain qualified and talented executives, and the other, to provide incentives to drive our short, intermediate and long term performance. We design our executive compensation program to motivate our executive officers and to align their interests with those of our stockholders in order to attain the ultimate objective of increasing stockholder value.

We offer total compensation packages at levels we consider to be competitive with companies of similar size in the restaurant industry. In determining our executive officer compensation, we may consider generally available source material on companies in the restaurant industry from business periodicals, proxy statements, and other resources. From time to time, we may consider publicly available compensation data from national companies that we believe are generally comparable to us in terms of size, organization structure and growth characteristics, and against which we believe we compete for executive talent. We may also engage third party advisors to perform compensation analysis and peer company benchmarking studies for us to assist our Compensation Committee in its evaluation of executive compensation.

Our executive compensation program provides incentives to drive our performance over the short, intermediate and long-term. The measures against which incentive compensation is earned include not only short-term metrics but also intermediate and long-term operating and financial performance metrics that are designed to drive the achievement of our overall long-term performance. Our annual incentive bonus rewards achievement of company-wide and department goals keyed to drive our performance for each year, but may be adjusted if our performance falls short of or exceeds pre-tax earnings targets, which we establish for our company performance. Our long-term incentive program includes equity awards and cash awards that tie to the achievement of intermediate and long-term performance metrics, which, in addition to specific earnings per share metrics, may also include metrics we have identified to be components or drivers, direct or indirect, of earnings growth.

Elements of Compensation

Our executive compensation program is essentially the same as the compensation program for all of our full-time management employees, with appropriate modifications based on the employee’s organization level or role within the organization. Our full-time management compensation program is comprised of three basic elements:

•	Base Salary, with annual discretionary increases;

•	Annual Incentive Bonus, for which target eligibility varies by organization level, with award payment ranges from zero to two times the target bonus based on company-wide and department performance metrics, as modified based on overall company financial performance, subject to adjustment as determined by our Compensation Committee; and

•	Long-Term Incentive Compensation, which includes varying levels of cash and equity awards based upon organization level and company performance against key metrics that drive long-term stockholder value creation.

Because our primary objective is to provide incentives that drive our performance, perquisites are an insignificant element of our executive compensation program. We do not have employment agreements with any of our executive officers and we do not provide benefits by reason of retirement (other than under our 401(k) plan). We provide standard employee benefits, which we make available to all of our full-time salaried management employees.

Determining Executive Compensation

Our executive compensation is tied in part to our executive officer levels, which are comprised of Chairman and Chief Executive Officer, Executive Vice President and two Senior Vice President levels. Each component of the compensation of our Chairman and Chief Executive Officer, Mr. Shaich, is established by our Board upon the recommendation of our Compensation Committee, with any third party advisory support to assist the Compensation Committee with recommendations, as determined appropriate. Each component of the compensation of our other executive officers is established by our Compensation Committee, upon the recommendation of our Chairman and Chief Executive Officer and any third party advisers as determined appropriate.

Our Compensation Committee’s goal is to determine an appropriate mix between cash payments and equity incentive awards to meet short, intermediate and long-term goals and objectives. The mix of compensation is designed to reward recent results and drive long-term company performance. At the target level of performance, annual incentive bonuses and long-term incentive compensation are designed to constitute a significant percentage of an executive’s total compensation. Set forth in the following table are the target percentages and actual percentages for salary, annual incentive bonuses and long-term incentive compensation earned in fiscal year 2009 by our Principal Executive Officer, Principal Financial Officer and three other most highly compensated executive officers, each of whose total compensation exceeded $100,000 for the fiscal year, whom we refer to collectively as our named executive officers.

				Actual Fiscal Year 2009 Compensation Mix
	Target Compensation Mix				Tied to Panera Performance
		Tied to Panera Performance			Actual Annual	Actual Long-Term
		Target Annual	Target Long-Term		Incentive	Incentive
		Incentive	Incentive		Bonus	Compensation
Name	Salary	Bonus	Compensation(1)	Salary	(2)	(3)

Ronald M. Shaich Chairman and Chief Executive Officer	21%	21%	58%	19%	25%	56%
Jeffrey W. Kip Senior Vice President, Chief Financial Officer	43%	17%	40%	39%	21%	40%
John M. Maguire Executive Vice President, Co-Chief Operating Officer	37%	19%	44%	34%	23%	43%
Mark A. Borland Senior Vice President, Chief Supply Chain Officer	43%	17%	40%	37%	23%	40%
Michael J. Nolan Senior Vice President, Chief Development Officer	43%	17%	40%	39%	21%	40%

(1)	Target long-term incentive compensation consists of the total of the value of restricted stock and choice awards granted in fiscal year 2009, valued as of the date of grant, plus the target performance award payment for Long Term Incentive Program performance awards granted in fiscal year 2007, the performance period for which was completed at the end of fiscal year 2009.

(2)	Amounts exclude the supplemental incentive bonus payment expected to be paid in September 2010 as described below.

(3)	Actual long-term incentive compensation consists of the total of the value of restricted stock and choice awards granted in fiscal year 2009, valued as of the date of grant, plus the actual performance award payment for Long Term Incentive Program performance awards granted in fiscal year 2007, the performance period for which was completed at the end of fiscal year 2009.

Base Salary.  The base compensation of our executives is intended to be competitive with the compensation levels offered by companies of similar size in the restaurant industry. However, we did not benchmark our executives’ compensation against any group of peer companies in determining fiscal year 2009 compensation. While the salaries of our executive officers are generally based on their organization level, they may be adjusted in appropriate circumstances to reflect an individual’s role and responsibility within our company or an individual’s experience and prior performance.

As for all of our full-time employees, the base salary of each of our executive officers is reviewed annually and may be increased to reflect cost-of-living adjustments, revised market standards, promotions or other adjustments, as determined appropriate. Annual base compensation reviews are conducted for increases and promotions during the first quarter of each fiscal year. Base compensation reviews are also conducted during the fiscal year as appropriate for promotions. The base compensation of all our full-time employees is paid through standard payroll payments.

In fiscal year 2009, our Board, upon the recommendation of the Compensation Committee, increased the annual base salary of our Chief Executive Officer, and our Compensation Committee increased the annual base salaries of our Chief Financial Officer and other named executive officers as set forth in the following table:

	2009 Salary	2008 Salary
Name and Principal Position	($)	($)

Ronald M. Shaich Chairman and Chief Executive Officer	$618,000	$600,000
Jeffrey W. Kip Senior Vice President, Chief Financial Officer	$360,500	$350,000
John M. Maguire Executive Vice President, Co-Chief Operating Officer	$412,000	$400,000
Mark A. Borland Senior Vice President, Chief Supply Chain Officer	$360,500	$350,000
Michael J. Nolan Senior Vice President, Chief Development Officer	$360,500	$350,000

In fiscal year 2009, we increased the base salaries of each of our named executive officers by 3%.

Annual Incentive Bonus.  We believe that cash bonuses are an important factor in motivating our management team as a whole, and individual executives, in particular, to perform at their highest level toward achievement of established company incentive goals. The incentive goals of our executive officers promote the achievement of our primary company performance objectives. We believe achievement of these goals and objectives will improve short-term operational and financial results and long-term growth and stockholder value consistent with the interests of our stockholders. We also believe establishing cash bonus opportunities is an important factor in both attracting and retaining the services of talented and qualified executives.

Annual incentive bonus payments generally are made in March of each year following the fiscal year of performance in a lump sum, in cash, as a means to reward more immediately annual performance. For fiscal years in which our performance fails to meet our pre-established pre-tax earnings bonus target, the annual incentive bonus payment is reduced, generally with the greatest dollar and percentage reductions applied at the highest organization levels and continuing with smaller reductions at each lower organization level thereafter as determined appropriate by the Compensation Committee in its discretion upon management’s recommendation.

In addition, for fiscal years in which our performance substantially exceeds our pre-established internal pre-tax earnings target, executive officers (other than our Chairman and Chief Executive Officer), along with all other management eligible for our incentive bonus program, are eligible for a supplemental incentive bonus payment to reward individual contributions to our company’s superior performance. The supplemental bonus to all eligible participants is determined by applying a percentage of the total by which we exceeded an internal pre-tax earnings target typically established in the first quarter of the applicable fiscal year, and is allocated among participants on a pro rata basis based on the amount of the base annual incentive bonus awarded earlier in the year. The percentage applied is determined by our Compensation Committee, upon the recommendation of our Chairman and Chief Executive Officer. The supplemental bonus, if any, is made approximately six months following the date of the payment of the annual incentive bonus, following our final determination that the criteria for such payment have been met and is conditioned upon the continued employment of the eligible participant through the date of this payment.

Chairman and Chief Executive Officer.  The payment and amount of our Chairman and Chief Executive Officer’s annual bonus is discretionary and determined by our Board following a review of our performance during the fiscal year on which the bonus is based. In making its determination, our Board, upon recommendation from the Compensation Committee, may consider any number of factors, including the achievement of our performance goals for that year and the recommendation of management and third party advisers. For fiscal year 2009, like fiscal years 2008 and 2007, our Chairman and Chief Executive Officer’s target bonus was 100% of his base salary. In fiscal year 2009, Mr. Shaich was paid an annual incentive bonus in the amount of $846,660 which represents 137% of his targeted amount and which is consistent with the bonus payout achievement attributed to the company incentive goal portion of our incentive bonus program as determined by our Compensation Committee and as described below.

Other Executive Officers.  The annual incentive bonus of each eligible participant, other than our Chairman and Chief Executive Officer, is also discretionary and is based on a combination of the attainment of company-wide and, in some cases, department or team specific incentive goals. We generally establish between four and six company incentive goals, which are designed to improve our overall operational and financial results. Each company incentive goal is prioritized and weighted accordingly as a portion of the total potential bonus payout and collectively, these goals represent at least 50% of the total potential bonus payout. In addition, up to 50% of the total potential bonus payout may be based upon the achievement of department or team specific incentive goals established by each department’s manager and approved by our Chairman and Chief Executive Officer. The performance expectations for each incentive goal at the target bonus payment level are generally set at a level that is difficult to achieve, but thought to be attainable. Based on the level of achievement against these goals, the participant will receive a bonus payment equal to a specified percentage of his or her annual salary. Management discretion at several levels — including the direct supervisor, function head and a committee currently comprised of one or more of our Chairman and Chief Executive Officer, our Executive Vice Presidents, and Senior Vice President, Chief People Officer — is applied in evaluating achievement of company-wide and department specific goals as a condition to earning the annual incentive bonus. Our Board and Compensation Committee also have discretion in evaluating awards.

For fiscal year 2009, the bonus payout achievement attributed to the company incentive goal portion of our incentive bonus program was scored at 137% of the target level as a result of our company’s strong overall performance, ability to maintain high earnings while limiting the growth of administrative expenses and profitability levels and prudent growth.

For fiscal year 2009, like fiscal years 2008 and 2007, the target annual incentive bonus of each of our executive officers (other than our Chairman and Chief Executive Officer) ranged from 30% to 50% of the individual’s base salary, based on organization level, with a maximum range of bonus payout potential from zero to two times the individual’s target bonus. Based upon the achievement of their applicable incentive goals, as determined by our Compensation Committee upon the recommendation of our Chairman and Chief Executive Officer, our named executive officers received annual incentive bonus payments at 137% to 159% of their targeted amounts. Mr. Kip received an annual incentive bonus payment for fiscal year 2009 of $197,554. Mr. Maguire received an annual incentive bonus payment for fiscal year 2009 of $282,220. In the case of Mr. Kip and Mr. Maguire, such amounts represented 137% of targeted amounts, given that these amounts were based entirely on company-wide performance incentive goals. Mr. Borland and Mr. Nolan received annual incentive bonus payments of $228,557 and $197,554, respectively, which represented 159% and 137%, respectively, of targeted amounts, due to their departments’ achievement of individual department specific incentive goals in addition to those related to company-wide performance. Our other employees at the manager level and above received bonus amounts based on the achievement of applicable performance goals under the annual incentive bonus program consistent with the process applied for executive officers.

In addition, because our actual fiscal year 2009 pre-tax earnings of $139.1 million was above our pre-tax earnings target of $138.2 million, our executive officers (other than our Chairman and Chief Executive Officer)

and other management eligible for our incentive bonus program are eligible for the supplemental incentive bonus payment described above. We expect to pay our named executive officers (other than our Chairman and Chief Executive Officer) the supplemental incentive bonus for fiscal 2009 in September 2010 as follows: $6,877 for each of Messrs. Nolan and Kip, $7,956 for Mr. Borland and $9,825 for Mr. Maguire.

Other Eligible Employees and Other Programs.  The annual incentive bonus program is offered not only to executive officers, but also to all of our other employees at the manager level and above. Eligibility for our other management employees varies primarily by the organization level and level of achievement of each of several pre-established incentive goals approved by our Chief Executive Officer.

In place of the annual management incentive bonus program, we also offer special cash incentive bonus programs to targeted full-time management employees in an effort to accomplish key company missions. These special cash incentive bonus programs are tailored to drive achievement of our company performance objectives specifically targeted to our store operations, real estate development and manufacturing, as well as to reward applicable individual performance standards such as safe driving records, customer service, sanitation and safety, among other areas.

Long-Term Incentive Plan Compensation

Our executive officers, along with our other management employees, are eligible to participate in our 2005 Long Term Incentive Program, which we refer to as our LTIP and which is a sub-plan under our 2006 Stock Incentive Plan.

Our long-term incentive compensation program is designed to align each of our executive’s goals with those of our stockholders by providing incentives to drive our long-term performance, and the LTIP is designed to provide our executives with the incentive to continue to drive our performance over the periods embedded in the LTIP program. Accordingly, each award to our executive officers includes not only an annual grant of equity (restricted stock and stock settled appreciation rights, or SSARs), which vest over a five-year period, but also earned payments of cash and stock, based on our cumulative achievement of various operating performance metrics over a three-consecutive-fiscal-year period. Participation in our LTIP in any given year is discretionary, as determined by our Compensation Committee, upon the recommendation of our Chief Executive Officer.

The LTIP awards to our executive officers and other officers at the Vice President level are comprised of:

•	restricted stock awards;

•	choice awards in the form of restricted stock awards and SSAR awards at the participant’s election; and

•	performance awards in the form of a deferred payment of stock or cash (or a combination thereof), with the level of grant keyed to each participant’s organization level.

The restricted stock award and choice award components, which we describe below in more detail, together comprise one-half of these target awards. The performance award component, also described below in more detail, comprises the other half of these target award payments. However, the actual award payment of the performance award component will be adjusted, based on our performance over a three-consecutive-fiscal-year period over which that component is measured. All LTIP grants are made at regularly scheduled meetings of our Board and Compensation Committee, or, upon determination of the Compensation Committee, at a meeting convened on the first business day of any intervening month as appropriate.

Restricted Stock Awards.  Restricted stock awards, which are granted annually are comprised of shares of Class A Common Stock that are subject to forfeiture. The shares of restricted stock underlying the restricted stock awards may not be sold or transferred and are generally not entitled to receive dividends paid on the Class A Common Stock until such shares vest. The shares of restricted stock vest over five years, with 25% of such shares vesting on the second anniversary of the grant date and an additional 25% vesting each year thereafter, subject to continued employment with us. In the event of the executive’s death or disability between two vesting accrual periods, a pro rata portion of the additional restricted stock which would have vested had the participant not died or become disabled prior to the vesting accrual period next following the death or disability will be vested. Awards to our named executive officers under the restricted stock award component, expressed as a percentage of base salary, range from 25% to 75%, based on the named executive officer’s organization level. Restricted stock awards were included in the LTIP to provide eligible participants with direct equity ownership, while also providing retention throughout the five-year period over which the shares underlying the award vest.

Choice Awards.  Choice awards are in the form of restricted stock or SSARs, which are also granted annually and vest over five years. The executive can elect to receive restricted stock, SSARs, or a combination of restricted stock and SSARs. A SSARs award entitles the recipient the right to receive the appreciation in value of such number of shares that is equal to a multiple of the number of shares of restricted stock that would have been awarded to the recipient under a restricted stock only award. In fiscal year 2009, the applicable multiple as determined by the Compensation Committee was three SSARs for each share of Restricted Stock. SSARs granted pursuant to a choice award have an exercise price equal to the closing price of the Class A Common Stock on The Nasdaq Global Select Market on the date of grant, and SSARs vest over five years, with 25% vesting on the second anniversary of the grant date and an additional 25% vesting each year thereafter, subject to continued employment with us. In the event of the executive’s death or disability between two vesting accrual periods, a pro rata portion of the additional portion of the option that would have vested had the participant not died or become disabled prior to the vesting accrual period next following the death or disability will be vested. The SSARs expire six years from the date of grant, but will be subject to earlier termination as provided in the award agreement. The provisions of the restricted stock awards described above also apply to the choice awards that the executive elects to receive as restricted stock awards, if any. Awards to our named executive officers under the choice award component, like the restricted stock award component, expressed as a percentage of base salary, range from 25% to 75%, based on the named executive officer’s organization level. Taking the restricted stock award and choice award components together, the range of target awards to our named executive officers for both components is 50% to 150% of base salary, based on the executive officer’s organization level. Choice awards were included in the LTIP to provide eligible participants with the flexibility to choose the form of award, given that each individual’s financial and other circumstances may vary.

Performance Awards.  The performance award component is based on the level of our cumulative achievement of predetermined performance metrics in each of three consecutive fiscal-years which comprise the performance period for which the award is made. The performance award is earned based on our achievement of these predetermined company performance metrics, assuming the recipient remains employed by us throughout the three-consecutive-fiscal-year performance period and the date of payment. The performance metrics are established by our Compensation Committee and approved by our Board during the first year of the three-consecutive-fiscal-year performance period to which the metrics pertain. Each performance metric, weighting of each metric, and award levels for each metric of the performance awards are communicated to each recipient. The performance awards are payable in a combination of cash and whole shares of Class A Common Stock as the Compensation Committee determines. In fiscal year 2009, our Compensation Committee approved the payment of performance awards entirely in cash for the three-consecutive-fiscal-year performance period beginning in 2009 and ending in 2011. The target award payment for the named executive officers ranges from 50% to 150% of base salary, based on organization level. However, the actual award payment will be adjusted, based on our performance over a three-consecutive-fiscal-year measurement period, and any other factors as determined by our Compensation Committee. The actual award payment for the performance award component ranges from zero, since it is eliminated if we fail to achieve even the minimum threshold level for all of our performance metrics over the three-consecutive-fiscal-year measurement period, to double the individual’s targeted award payment, if we achieve maximum performance in all of our performance metrics, subject to any adjustments as determined by our Compensation Committee. Additionally, the Compensation Committee may adjust the actual award payments up to the executive’s targeted award payout in the event the minimum threshold level of performance established by the Compensation Committee is not achieved if, in Compensation Committee’s judgment, the Company’s performance during the performance period is comparable or exceeds that of its peers, as selected by the Compensation Committee.

The three-consecutive-fiscal-year performance period for LTIP performance awards granted in fiscal year 2007 was completed at the end of fiscal year 2009. The LTIP performance award structure, performance targets, performance results and value of each component as a percentage of the target value of each award were as follows:

					Actual
					Achievement	Calculated
		Threshold	Target	Maximum	During	Payout
	Component	(50%	(100%	(200%	Performance	as a Percent of
Performance Metric	Weighting	Payout)	Payout)	Payout)	Period	Target Award

Earnings per share Three year total	15%	$6.12	$6.55	$7.17	$6.79	21%
Adjusted system-wide average weekly sales(1) Average during performance period	15%	$39,255	$39,582	$40,328	$39,567	15%
Adjusted company bakery-cafe profit per bakery-cafe Annualized average during performance period	35%	(2)	(2)	(2)	(2)	61%
Supply chain profit per bakery-cafe Weighted average during performance period	15%	(2)	(2)	(2)	(2)	20%
System-wide new bakery-cafes opening year average weekly sales(1)	20%	$35,871	$36,825	$38,751	$35,811	0%

Weighted average during performance period
Total	100%					117%

(1)	The achievement measures for adjusted system-wide average weekly sales are internal company measurements that are not defined under GAAP and are not deemed alternative measures of performance under GAAP. Adjusted system-wide average weekly sales and adjusted system-wide new bakery-cafe open year average weekly sales each exclude the performance of the bakery-cafes of Paradise Bakery & Café, Inc., of which we purchased 51 percent of the outstanding capital stock in February 2007 and the remaining 49 percent of the outstanding capital stock in June 2009.

(2)	We do not disclose our supply chain profit per bakery-cafe or adjusted company bakery-cafe profit per bakery-cafe. Management believes, and the Compensation Committee concurs, that both the supply chain profit per bakery-cafe and adjusted company bakery-cafe profit per bakery-cafe performance targets and performance results represent confidential business information, the disclosure of which would result in meaningful competitive harm. Actual achievement of adjusted company bakery-cafe profit per bakery-cafe was 175% of the target level, so the calculated payout for this metric was 61% of the target awards. Actual achievement of supply chain profit per bakery-cafe was 136% of target levels, so the calculated payout for this metric was 20% of the target awards.

Based on the calculated payout as a percent of target award, the payments to our named executive officers for the LTIP performance awards granted in 2007, which were paid in March 2010, were as follows:

	Target Performance
	Award Value on		Calculated
	Date of Grant		Payout as a
	(% Base Salary at		Percent of	Actual
Name	Grant Date)		Target Award	Payment

Ronald M. Shaich	$795,675	(150%)	117%	$930,940
Chairman and Chief Executive Officer
Jeffrey W. Kip	$159,753	(50%)	117%	$186,911
Senior Vice President, Chief Financial Officer
John M. Maguire	$225,122	(62.5%)	117%	$263,393
Executive Vice President, Co-Chief Operating Officer
Mark A. Borland	$159,753	(50%)	117%	$186,911
Senior Vice President, Chief Supply Chain Officer
Michael J. Nolan	$159,753	(50%)	117%	$186,911
Senior Vice President, Chief Development Officer

The performance metrics applicable to LTIP performance award grants made in fiscal years 2007, 2008 and 2009 include both specific earnings per share targets, and targets we have identified to be components or drivers, direct or indirect, of earnings growth and other critical operating performance measures — such as average weekly sales growth, unit growth and profit metrics. The actual payments applicable to existing grants made in fiscal years 2008 and 2009 cannot be determined because the awards are earned only if performance of each metric is achieved at the end of the three-consecutive-fiscal-year performance period, which extends through the 2010 and 2011 fiscal years, respectively.

Our Chairman and Chief Executive Officer participates in our LTIP, at the highest level of award. Our other named executive officers participate in our LTIP at levels below our Chairman and Chief Executive Officer.

The 2009 LTIP grants to our named executive officers are set forth in the table below. Values reflected for each component are expressed as a percentage of annual base salary (at the rate in effect on the grant date) from which they are determined. In the case of the performance award, values are reflected at the target award, which will be adjusted based on our performance over the 2009-2011 fiscal years. The values reflected in the table below differ from the values set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table with respect to choice awards, because executives who elect to receive SSARs awards are granted such SSARs awards not as percentage of salary but rather as a ratio of the overall restricted stock grant the executive would have received had the award been granted 100% in restricted stock; and with respect to Restricted Stock awards, due to rounding since we do not grant fractional shares.

					Performance Award
			2009 Choice Award		Value on Date of
	2009 Restricted		Value on Grant Date		Grant of Target		Total Target LTIP
	Stock Awards: Value		(% Base Salary at		Award (% Base		Value (% of Base
	(% Base Salary) on		Grant Date) and		Salary at Grant		Salary at Grant
Name	Grant Date		Election(1)		Date)		Date)

Ronald M. Shaich	$463,500	(75%)	$463,500	(75%)	$927,000	(150%)	(300%)
Chairman and Chief Executive Officer
Jeffrey W. Kip	$90,125	(25%)	$90,125	(25%)	$180,250	(50%)	(100%)
Senior Vice President, Chief Financial Officer
John M. Maguire	$128,750	(31.25%)	$128,750	(31.25%)	$257,500	(62.50%)	(125%)
Executive Vice President, Co-Chief Operating Officer
Mark A. Borland	$90,125	(25%)	$90,125	(25%)	$180,250	(50%)	(100%)
Senior Vice President, Chief Supply Chain Officer
Michael J. Nolan	$90,125	(25%)	$90,125	(25%)	$180,250	(50%)	(100%)
Senior Vice President, Chief Development Officer

(1)	Each of Messrs. Shaich, Kip and Nolan elected to receive his 2009 Choice Award 100% as a restricted stock award. Mr. Maguire elected to receive his 2009 Choice Award 50% as a restricted stock award and 50% as a SSAR award. Mr. Borland elected to receive his 2009 Choice Award 100% as a SSAR award.

Other Eligible Employees.  The LTIP program, with the modifications described below, is generally made available to all our full-time management employees. Various features of, as well as participation in and eligibility for, the LTIP are determined by the organization level or role of the participants, including among other features the percentage of base compensation used to determine the level of the grants at which each award is made. Choice awards are not offered to any employee below the Vice President level. In addition, participants below the Vice President level are not eligible for performance awards, but rather an alternative deferred cash payment, contingent upon continued employment. For fiscal year 2009, approximately 562 employees received LTIP grants, including, in addition to our named executive officers, nine other executive officers and approximately 548 other management employees.

Other Compensation

We also offer limited perquisites to our executive officers not generally available to all employees, as follows:

Chairman and Chief Executive Officer.  As approved by our Board, we have agreed to pay up to $1,500 monthly of lease and related expenses incurred by our Chairman and Chief Executive Officer in connection with his use of a car, for so long as he serves as our Chief Executive Officer. In addition, our Board has approved his travel by chartered jet for company business purposes, under hourly lease arrangements with various vendors, or via first class air. However, Mr. Shaich utilizes chartered jet for company business purposes only when reasonably necessary due to specific travel demands such as described below. As approved by our Board, our Chairman and Chief Executive Officer is entitled to receive reimbursement for outside legal expenses related to individual securities law compliance matters, such as beneficial ownership reporting and 10b5-1 trading plans, up to $20,000 annually. In making its determination to approve these services, our Board considered the range of these perquisites at other companies along with the constant travel demands placed on our Chairman and Chief Executive Officer in visiting company bakery-cafes, assessing company-owned and franchise-operated sites and attending numerous meetings including those with our employees, franchisees, vendors and stockholders. Our Chairman and Chief Executive Officer is also approved to have his family accompany him in the chartered jet on business trips as long as there is no incremental cost to us. We do not have an employment agreement with our Chairman and Chief Executive Officer, and we do not provide him any benefits payable by reason of retirement or severance (other than under our 401(k) plan, as described in the Summary Compensation Table).

Other Named Executive Officers.  Perquisites of our other named executive officers are described below.

•	Air travel utilizing services under contract — To offset the costs for business travel, our employees may accompany our Chairman and Chief Executive Officer on company-related business trips under arrangements we may make to provide such chartered jet service. In addition, when such use does not conflict with use approved by our Board for our Chairman and Chief Executive Officer, any of our executive officers may use services provided under these arrangements, provided he or she assumes responsibility for the total costs of such use. In fiscal year 2009, none of our named executive officers used these services.

•	Car allowance — We no longer offer a car allowance to our executive officers hired after 2002. Car allowances to our named executive officers, if applicable, are set forth in the tables that follow. Of this group, each of Messrs. Maguire, Borland and Nolan was provided a car allowance in fiscal year 2009 of $5,000.

•	As approved by our Compensation Committee, we may make available to our executive officers outside legal counsel selected by us for the purposes of obtaining advice related to individual securities law compliance matters, such as beneficial ownership reporting and 10b5-1 trading plans, up to $3,000 annually per individual.

We do not have employment agreements with any of our other named executive officers, and we do not provide them any benefits payable by reason of retirement (other than under our 401(k) plan, as described in the Summary Compensation Table). Each of our other named executive officers is subject to a non-competition agreement. As for all our employees at the director level and above, as well as certain individuals in positions below the director level, these non-competition agreements provide for payments of separation pay in the form and amount of continued base pay for up to specified terms, reduced by compensation received from other sources, along with continued health, dental and in some instances 401(k) benefits for the same term, in the event of our termination of employment without cause. The length of the maximum term during which separation pay may continue correlates to the applicable organization level, which in the case of our named executive officers, and all other executive officers (other than our Chairman and Chief Executive Officer), is one year.

We make the following benefit packages generally available to our full-time employees, including our named executive officers, upon satisfaction of eligibility requirements:

•	matching contributions to our 401(k) plan;

•	payment of life insurance and accidental death and dismemberment premiums;

•	relocation reimbursements;

•	participation in our employee stock purchase plan and other benefit plans; and

•	payment of customary employer portion of premiums under medical benefit plans.

Neither our Chairman and Chief Executive Officer nor any other named executive officer is offered any other form of compensation qualifying as perquisites, such as reimbursements for country club memberships, commuting costs, personal financial adviser expenses, tax gross-ups or personal use of our property.

Compensation Committee Consultant

In fiscal year 2009, our Compensation Committee retained an independent compensation consultant, W.T. Haigh & Company, or W.T. Haigh, to assist with its review of our LTIP and the compensation of our executive officers, including proposed compensation for the Executive Chairman and new Chief Executive Officer, and with its review of this Compensation Discussion and Analysis disclosure. W.T. Haigh reports directly to the Compensation Committee and does not provide any other services to our Company. In fiscal year 2009, W.T. Haigh attended one of the six meetings of the Compensation Committee.

Accounting and Tax Considerations

The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Compensation Committee seeks to balance its objective of ensuring an effective compensation package to the named executive officers with the desire to maximize the immediate deductibility of compensation — while ensuring an appropriate (and transparent) impact on reported earnings and other closely followed financial measures.

In making its compensation decisions the Compensation Committee has considered the potential effect of Section 162(m) of the Internal Revenue Code, which limits the tax deduction available to public companies for annual compensation that is paid to named executive officers in excess of $1,000,000, unless the compensation qualifies as “performance-based” or is otherwise exempt from Section 162(m). Stock options issued under our 2006 Stock Incentive Plan, including those issued pursuant to our LTIP, are intended to qualify for the exemption of “performance-based” compensation from the deductibility limit. However, the Compensation Committee may, in its judgment after considering the tax consequences and financial effects such action may have on us, design and authorize compensation elements that may not be deductible within Section 162(m) when it believes that such compensation is appropriate and in our best interests.

Summary Compensation

The following table sets forth information regarding the compensation we paid or accrued during the fiscal years indicated to or for our named executive officers.

Summary Compensation Table

						Non-Equity
				Stock	Option	Incentive Plan	All Other
	Fiscal	Salary		Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	(1) ($)	Bonus(2) ($)	(3)($)	(3)($)	($)	(4)($)	($)

Ronald M. Shaich	2009	$617,308	$846,660	$926,918	—	$930,940	$32,882	$3,354,708
Chairman and Chief Executive	2008	$600,000	$630,000	$449,972	$449,836	—	$26,517	$2,156,325
Officer (PEO)	2007	$530,450	—	$397,802	$560,112	$205,425	$19,638	$1,713,427
Jeffrey W. Kip	2009	$360,096	$204,432	$180,173	—	$186, 911	$657	$932,269
Senior Vice President,	2008	$350,000	$147,000	$87,462	$187,159	—	$628	$772,249
Chief Financial Officer (PFO)	2007	$319,506	—	$89,836	$126,466	$13,695	$598	$550,101
John M. Maguire	2009	$411,538	$292,045	$193,090	$77,818	$263,393	$9,849	$1,247,733
Executive Vice President,	2008	$400,000	$210,000	$287,463	$112,143	—	$9,515	$1,019,221
Co-Chief Operating Officer	2007	$360,195	—	$112,519	$158,429	$41,085	$9,632	$681,860
Mark A. Borland	2009	$360,096	$236,514	$90,086	$108,918	$186,911	$7,362	$989,887
Senior Vice President,	2008	$350,000	$197,680	$174,924	$99,732	—	$7,042	$829,378
Chief Supply Chain Officer	2007	—	—	—	—	—	—	—
Michael J. Nolan	2009	$360,096	$204,432	$180,173	—	$186,911	$8,307	$939,919
Senior Vice President,	2008	—	—	—	—	—	—	—
Chief Development Officer	2007	—	—	—	—	—	—	—

(1)	These amounts differ from those in the base salary table on page 21 given that fiscal 2009 was a 53-week year and the initial fiscal 2009 two-week pay period included salary rates from both 2008 and 2009.

(2)	We did not pay an annual incentive bonus to any of our named executive officers for fiscal year 2007. Amounts include the total supplemental incentive bonus payment expected to be paid in September 2010.

(3)	These amounts represent the aggregate grant date fair value of awards for fiscal years 2009, 2008 and 2007, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 17 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 29, 2009 regarding assumptions underlying the valuation of equity awards. To see the value actually received by the named executive officers in fiscal year 2009, see the 2009 Option Exercises and Stock Vested Table on page 33.

(4)	The amounts reported in the All Other Compensation column reflect, for each named executive officer, the sum of (1) the incremental cost to us of all perquisites and other personal benefits; (2) the amount we contributed to the 401(k) plan; (3) the dollar value of accident, disability and death insurance we paid; and (4) the dollar value of life insurance premiums we paid. Specifically, the All Other Compensation column above includes:

				Dollar Value
		Term Life	Accident,	Contributed to the	Incremental Cost of
		Insurance	Disability and	Executive’s	All Perquisites
		Premiums	Death Insurance	Account under	and Other
		Paid	Premiums Paid	401(k) Plan	Personal Benefits
Name	Fiscal Year	($)	($)	($)	($)

Ronald M. Shaich	2009	$3,437	$180	$3,675	$25,590	(a)
Chairman and	2008	$2,712	$180	$3,450	$20,175	(a)
Chief Executive Officer	2007	$2,678	$180	$3,375	$13,405	(b)
Jeffrey W. Kip	2009	$549	$108	—	—
Senior Vice President,	2008	$520	$108	—	—
Chief Financial Officer	2007	$490	$108	—	—
John M. Maguire	2009	$994	$180	$3,675	$5,000	(c)
Executive Vice President,	2008	$885	$180	$3,450	$5,000	(c)
Co-Chief Operating Officer	2007	$885	$180	$3,375	$5,192	(c)
Mark A. Borland	2009	$2,254	$108	—	$5,000	(c)
Senior Vice President,	2008	$1,934	$108	—	$5,000	(c)
Chief Supply Chain Officer	2007	—	—	—	—
Michael J. Nolan	2009	$1,055	$108	$2,144	$5,000	(c)
Senior Vice President,	2008	—	—	—	—
Chief Development Officer	2007	—	—	—	—

(a)	Consists of $19,009 in car expenses paid directly by us and $6,581 of legal expenses reimbursed by us.

(b)	Consists of car expense paid directly by us.

(c)	Consists of car allowance.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to a named executive officer during the fiscal year ended December 29, 2009 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

Fiscal Year 2009 Grants of Plan-Based Awards

						All Other Option		Grant Date
		Estimated Future Payouts			All Other Stock	Awards: Number	Exercise	Fair Value
		Under Non-Equity			Awards: Number of	of Securities	Price of	of Stock and
		Incentive Plan Awards(1)			Shares of Stock or	Underlying	Option	Stock Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units (2) (#)	Options (2) (#)	Award($/sh)	Awards ($)

Ronald M. Shaich	8/3/2009	$57,937	$927,000	$1,854,000
	8/3/2009				8,396			$463,459
	8/3/2009				8,396			$463,459
Jeffrey W. Kip	8/3/2009	$11,265	$180,250	$360,500
	8/3/2009				1,632			$90,086
	8/3/2009				1,632			$90,086
John Maguire	8/3/2009	$16,094	$257,500	$515,000
	8/3/2009				1,166			$64,363
	8/3/2009				2,332			$128,726
	8/3/2009					3,498	$55.20	$77,818
Mark A. Borland	8/3/2009	$11,265	$180,250	$360,500
	8/3/2009				1,632			$90,086
	8/3/2009					4,896	$55.20	$108,918
Michael J. Nolan	8/3/2009	$11,265	$180,250	$360,500
	8/3/2009				1,632			$90,086
	8/3/2009				1,632			$90,086

(1)	Represents grant awarded in fiscal year 2009 related to the performance award component of our LTIP. This performance award is earned based on the level of our cumulative achievement of predetermined short, medium and long-term performance metrics in each of the three-fiscal-years of 2009, 2010 and 2011.

(2)	Represents grant awarded in fiscal year 2009 related to the restricted stock award component or choice award component of our LTIP. Restricted stock awards are comprised of shares of Class A Common Stock that are subject to forfeiture. The choice awards are in the form of a restricted stock award or SSARs. The shares of restricted stock and SSARs vest over a five-year period, with 25% vesting two years from grant date and an additional 25% vesting each year thereafter, subject to continued employment with us.

Information Relating to Equity Awards and Holdings

The following table sets forth information concerning restricted stock that has not vested, stock options that have not been exercised and equity incentive plan awards for each of the named executive officers outstanding as of December 29, 2009.

Outstanding Equity Awards at 2009 Fiscal Year End

	Option Awards
	Number of	Number of					Stock Awards
	Securities	Securities					Number of		Market Value of
	Underlying	Underlying		Option	Option		Shares or Units of		Shares or Units of
	Unexercised Options	Unexercisable Options		Exercise	Expiration		Stock That		Stock That Have
Name	Exercisable (#)	Unexercisable (#)		Price ($)	Date(1)		Have Not Vested (#)		Not Vested ($)

Ronald M. Shaich	—	—		—	—		1,368	(5)	$93,886
	—	—		—	—		4,028	(6)	$276,442
	—	—		—	—		6,889	(7)	$472,792
	—	—		—	—		8,849	(11)	$607,307
	—	—		—	—		8,396	(12)	$576,217
	—	—		—	—		8,396	(12)	$576,217
	100,000	—		$27.51	3/13/2010	(2)	—		—
	100,000	—		$36.00	3/18/2010	(2)	—		—
	125,000	—		$54.41	3/4/2011	(2)	—		—
	16,410	5,470	(9)	$72.58	2/13/2012	(2)	—		—
	16,110	16,110		$47.95	8/11/2012	(2)	—		—
	9,185	27,555		$43.31	8/10/2013	(2)	—		—
	—	23,272		$50.85	8/5/2014	(2)	—		—
Jeffrey W. Kip	—	—		—	—		119	(4)	$8,167
	—	—		—	—		538	(6)	$36,923
	—	—		—	—		125	(8)	$8,579
	—	—		—	—		1,383	(7)	$94,915
	—	—		—	—		1,720	(11)	$118,044
	—	—		—	—		1,632	(12)	$112,004
	—	—		—	—		1,632	(12)	$112,004
	1,422	474		$50.25	9/15/2011	(2)	—		—
	2,150	2,150		$47.95	8/11/2012	(2)	—		—
	166	498		$60.07	3/1/2013	(2)	—		—
	1,844	5,532		$43.31	8/10/2013	(2)	—		—
	2,516	5,033		$42.50	3/28/2014	(3)	—		—
	—	4,523		$50.85	8/5/2014	(2)	—		—
John M. Maguire	—	—		—	—		356	(4)	$24,432
	—	—		—	—		356	(4)	$24,432
	—	—		—	—		1,141	(6)	$78,307
	—	—		—	—		1,949	(7)	$133,760
	—	—		—	—		588	(10)	$40,354
	—	—		—	—		2,458	(11)	$168,693
	—	—		—	—		2,458	(11)	$168,693
	—	—		—	—		1,166	(12)	$80,023

	Option Awards
	Number of	Number of					Stock Awards
	Securities	Securities					Number of		Market Value of
	Underlying	Underlying		Option	Option		Shares or Units of		Shares or Units of
	Unexercised Options	Unexercisable Options		Exercise	Expiration		Stock That		Stock That Have
Name	Exercisable (#)	Unexercisable (#)		Price ($)	Date(1)		Have Not Vested (#)		Not Vested ($)

	—	—		—	—		2,332	(12)	$160,045
	4,562	4,562	(6)	$47.95	8/11/2012	(2)	—		—
	—	7,794	(7)	$43.31	8/10/2013	(2)	—		—
	—	5,664	(10)	$42.50	3/28/2014	(3)	—		—
	—	3,498	(12)	$55.20	8/3/2015	(2)	—		—
Mark A. Borland	—	—		—	—		356	(4)	$24,432
	—	—		—	—		809	(6)	$55,522
	—	—		—	—		1,383	(7)	$94,915
	—	—		—	—		1,720	(11)	$118,044
	—	—		—	—		1,720	(11)	$118,044
	—	—		—	—		1,632	(12)	$112,004
	4,266	1,423		$50.25	9/15/2011	(2)	—		—
	3,234	3,234		$47.95	8/11/2012	(2)	—		—
	1,844	5,532		$43.31	8/10/2013	(2)	—		—
	—	5,033		$42.50	3/28/2014	(3)	—		—
	—	4,896		$55.20	8/3/2015	(2)	—		—
Michael J. Nolan	—	—		—	—		356	(4)	$24,432
	—	—		—	—		356	(4)	$24,432
	—	—		—	—		809	(6)	$55,522
	—	—		—	—		809	(6)	$55,522
	—	—		—	—		1,383	(7)	$94,915
	—	—		—	—		1,383	(7)	$94,915
	—	—		—	—		1,568	(10)	$107,612
	—	—		—	—		1,720	(11)	$118,044
	—	—		—	—		1,720	(11)	$118,044
	—	—		—	—		1,632	(12)	$112,004
	—	—		—	—		1,632	(12)	$112,004

(1)	The stock options were granted under the 1992 Equity Incentive Plan, 2001 Stock Option Plan and 2006 Stock Incentive Plan. The grant date of each option is listed in the table below by expiration date.

Grant Date	Expiration Date

3/18/2004	3/18/2010
3/4/2005	3/4/2011
9/15/2005	9/15/2011
2/13/2006	2/13/2012
8/11/2006	8/11/2012
3/1/2007	3/1/2013
8/10/2007	8/10/2013
3/28/2008	3/28/2014
8/5/2008	8/5/2014
8/3/2009	8/3/2015

(2)	Represents stock options or SSARs which vest over five years in four equal 25% installments, subject to continued employment with us. The first installment vests two years after the date of grant, with each remaining installment vesting every year thereafter until fully vested.

(3)	Represents stock options which vest annually over three years in three equal installments, subject to continued employment with us.

(4)	Represents grants awarded on September 1, 2005 related to the restricted stock award component or September 15, 2005 related to the choice award component of our LTIP for fiscal year 2005 service; the first 25% installment of these awards vested on September 1, 2007 or September 15, 2007, as applicable, and additional 25% installments vest each year thereafter, subject to continued employment with us.

(5)	Represents grants awarded on January 30, 2006 related to the restricted stock award component or choice award component of our LTIP for fiscal year 2005 service. As such, vesting is consistent with the LTIP grants made on September 1, 2005 (see footnote 4 above), with the first 25% installment of these awards having vested on September 1, 2007 and additional 25% installments vesting each year thereafter, subject to continued employment with us.

(6)	Represents grants awarded on August 11, 2006 related to the restricted stock award component or choice award component of our LTIP for fiscal year 2006 service; the first 25% installment of these awards vested on August 11, 2008 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(7)	Represents grants awarded on August 10, 2007 related to the restricted stock award component or choice award component of our LTIP for fiscal year 2007 service; the first 25% installment of these awards vested on August 10, 2009 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(8)	Represents grants awarded on March 1, 2007 related to the restricted stock award component or choice award component of our LTIP for fiscal year 2006 service; the first 25% installment of these awards vested on March 1, 2009 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(9)	Represents grants awarded on February 13, 2006 for fiscal year 2005 service; the first 25% installment of these awards vested on September 15, 2007 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(10)	Represents grants awarded on March 28, 2008 related to a special one time choice award; the first 33 1/3% installment of these awards vested on March 28, 2009 and additional 33 1/3% installments vest each year thereafter, subject to continued employment with us.

(11)	Represents grants awarded on August 5, 2008 related to the restricted stock award component or choice award component of our LTIP for fiscal year 2008 service; the first 25% installment of these awards vests on August 5, 2010 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(12)	Represents grants awarded on August 3, 2009 related to the restricted stock award component or choice award component of our LTIP for fiscal year 2009 service; the first 25% installment of these awards vests on August 3, 2011 and additional 25% installments vest each year thereafter, subject to continued employment with us.

The following table sets forth information concerning the exercise of stock options and vesting of restricted stock during the fiscal year ended December 29, 2009 for each of the named executive officers.

Option Exercises and Stock Vested in Fiscal Year 2009

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on Exercise	Value Realized on	Acquired on Vesting	Value Realized on
Name	(#)	Exercise ($)	(#) (1)	Vesting ($)

Ronald M. Shaich	40,000	$675,000	5,677	$300,698
Jeffrey W. Kip	30,475	$534,432	889	$46,880
John M. Maguire	25,430	$497,341	2,223	$119,941
Mark A. Borland	28,766	$715,675	1,220	$64,529
Michael J. Nolan	5,000	$98,961	3,224	$174,851

(1)	Number of shares acquired on vesting of stock awards is the gross number of shares vested, including shares that were surrendered to us for the payment of withholding taxes pursuant to the terms of our 2006 Stock Incentive Plan.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans (including individual compensation arrangements), which authorize the issuance of equity securities as of December 29, 2009:

Number of
	Number of		Securities
	Securities to be		Remaining Available
	Issued Upon		for Future Issuance
	Exercise of	Weighted Average	Under Equity
	Outstanding	Exercise Price of	Compensation
	Options(1)	Outstanding Options	Plans(1)(2)

Plan Category:
Equity Compensation Plans Approved by Security Holders(3)	836,185	$44.33	520,894	(4)
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	836,185	$44.33	520,894	(4)

(1)	Number of shares is subject to adjustment for changes in capitalization such as stock splits, stock dividends and similar events.

(2)	In addition to being available for future issuance upon exercise of SSARs that may be granted after December 29, 2009, all of the shares available for grant under the 2006 Stock Incentive Plan may instead be issued in the form of stock options, restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.

(3)	Consists of the 2006 Stock Incentive Plan, 2001 Employee, Director, and Consultant Stock Option Plan, 1992 Employee Stock Purchase Plan and the 1992 Equity Incentive Plan.

(4)	Consists of 485,390 shares issuable under the 2006 Stock Incentive plan and 35,504 shares issuable under the 1992 Employee Stock Purchase Plan, of which up to 8,082 shares were issuable in connection with the then ongoing offering period as of December 29, 2009.

Potential Payments Upon Termination or Change-in-Control

The table below shows the estimated incremental value transfer to each named executive officer under various scenarios relating to a termination of employment. The tables below assume that such termination occurred on December 29, 2009, the last day of our 2009 fiscal year. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to our full-time employees generally.

					Termination
				Resignation	Following
	Retirement or	Termination	Termination	for Good	Change-in-	Death or
	Resignation	for Cause	without Cause	Reason	Control	Disability

Ronald M. Shaich
Salary Continuation Payments	—	—	—	—	—	—
Value of Accelerated Vesting of Equity Compensation	—	—	—	—	(2)	(4)
Continuation of Benefits(1)	—	—	—	—	—	—
Life Insurance Payout	—	—	—	—	—	$750,000

Total	—	—	—	—	—	$750,000
Jeffrey W. Kip
Salary Continuation Payments(1)	—	—	$360,500	—	$360,500	—
Value of Accelerated Vesting of Equity Compensation	—	—	—	—	(2)	(4)
Continuation of Benefits(1)(3)	—	—	$2,931	—	$2,931	—
Life Insurance Payout	—	—	—	—	—	$450,000

Total	—	—	$363,431	—	$363,431	$450,000
John M. Maguire
Salary Continuation Payments(1)	—	—	$412,000	—	$412,000	—
Value of Accelerated Vesting of Equity Compensation	—	—	—	—	(2)	(4)
Continuation of Benefits(1)(3)	—	—	$5,154	—	$5,154	—
Life Insurance Payout	—	—	—	—	—	$750,000

Total	—	—	$417,154	—	$417,154	$750,000
Mark A. Borland
Salary Continuation Payments(1)	—	—	$360,500	—	$360,500	—
Value of Accelerated Vesting of Equity Compensation	—	—	—	—	(2)	(4)
Continuation of Benefits(1)(3)	—	—	$10,110	—	$10,110	—
Life Insurance Payout	—	—	—	—	—	$450,000

Total	—	—	$370,610	—	$370,610	$450,000
Michael J. Nolan
Salary Continuation Payments(1)	—	—	$360,500	—	$360,500	—
Value of Accelerated Vesting of Equity Compensation	—	—	—	—	(2)	(4)
Continuation of Benefits(1)(3)	—	—	$10,110	—	$10,110	—
Life Insurance Payout	—	—	—	—	—	$450,000

Total	—	—	$370,610	—	$370,610	$450,000

(1)	These amounts are reduced by compensation received in connection with future employment during such year, and are contingent upon his or her compliance with confidentiality and non-compete provisions of the Confidential and Proprietary Information and Non-Competition Agreement to which such named executive officer is a party.

(2)	The vesting of equity compensation may be accelerated by our Board in its discretion in specified circumstances in connection with a change-in-control. Please see the discussion under “Termination and Change-in-Control Provisions in Our Agreements” below for more information.

(3)	Represents the estimated value of the named executive officer’s continued benefits for one year.

(4)	In the event of the recipient’s death or disability between two vesting accrual periods, a pro rata portion of the unvested options or restricted stock for the current year will also vest.

Termination and Change-in Control Provisions in Our Agreement.

Our Executive Vice Presidents and Senior Vice Presidents are parties to Confidential and Proprietary Information and Non-Competition Agreements, which provide that, in the event the executive officer is terminated without cause, he or she will receive his or her then current annual base salary (including car allowance, if applicable) and insurance benefits, and in some instances may be permitted to make contributions to our 401(k) savings plan, for a period of one year. All such payments are reduced by any compensation the terminated executive receives in connection with future employment during such year, and are contingent upon his or her compliance with confidentiality and non-compete provisions of the agreement.

Our 2006 Stock Incentive Plan contains provisions addressing the consequences of any Reorganization Event, which is defined as (1) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, or (2) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction, or (3) liquidation or dissolution. In connection with a Reorganization Event, our Board or our Compensation Committee will take any one or more of the following actions as to all or any outstanding awards under the 2006 Stock Incentive Plan on such terms as our Board or our Compensation Committee determines: (a) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (b) upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (c) provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event, (d) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, which the Plan refers to as the “Acquisition Price”, make or provide for a cash payment to an award holder equal to (1) the Acquisition Price times the number of shares of common stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (2) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards, (e) provide that, in connection with our liquidation or dissolution, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (f) any combination of the foregoing. Our Compensation Committee has not made any of the foregoing determinations.

Our 2005 Long-Term Incentive Program contains the following change in control provisions: In the event of (a) the purchase or other acquisition by any person, entity or group of persons of beneficial ownership of 50% or more of the combined voting power of our then outstanding common stock; (b) individuals who constitute the board as of the effective date of the LTIP, which our LTIP refers to as the “Incumbent Board”, cease to constitute at least a majority of the Board; (c) consummation of a reorganization, merger or consolidation, except in the case where immediately after the reorganization, merger or consolidation, (1) our existing stockholders continue to own more than 50% of the combined voting power of the new entity, and (2) a majority of the Board following the reorganization, merger or consolidation were members of the Incumbent Board; (d) stockholder approval of our liquidation or dissolution, or the consummation of substantially all of our assets; or (e) any other event that a majority of the Incumbent Board shall determine may constitute a change in control, our Compensation Committee may take the following action(s): (A) provide for the acceleration of vesting or payment for any time period relating to the realization of the award; (B) provide for the purchase of the award upon participant’s request for an amount of cash or other property; (C) adjust the terms of any award to reflect the change in control; (D) cause the award to be assumed, or new rights substituted; or (E) make such other provisions as it may consider equitable. Our Compensation Committee has not taken any of the foregoing actions.

Our 1992 Equity Incentive Plan contains the following change in control provisions: Our Compensation Committee may, in the event of a change in control, take one or more of the following actions: (1) provide for the acceleration of any time period relating to exercise or realization of the award; (2) provide for purchase of the award upon participant’s request for an amount of cash or property; (3) adjust the terms of the award in a manner determined by it to reflect the change in control; (4) cause the award to be assumed, or new rights substituted, by another entity; or (5) such other provisions as it may consider equitable and in our best interest. Our Compensation Committee has not taken any of the foregoing actions.

Our 2001 Employee, Director and Consultant Stock Option Plan contains the following change in control provisions: In the event of a consolidation, acquisition or merger by another company, the administrator or the board of the acquiring entity shall either: (1) make provision for the continuation of the options by substituting on an equitable basis shares then subject to such options either payable in cash in connection with the acquisition or securities of the acquiring entity; or (2) upon written notice to participants, provide that all options be exercised within a specified number of days of the date of notice, at the end of which period the options shall terminate; or (3) terminate all options in exchange for cash payment equal to the excess of fair market value of the shares subject to such options over the exercise price thereof. No such event has occurred.

Compensation of Directors

The independent members of our Board, after considering the recommendation of our Nominations and Corporate Governance Committee, establish the annual compensation package for our non-employee directors. In order to set competitive compensation for our non-employee directors, our Nominations and Corporate Governance Committee may consider generally available source material from business periodicals, proxy statements, and other resources as well as engage third party advisors. The compensation package of our non-employee directors consists of cash payments and stock and option awards.

In January 2006, we adopted a new director compensation plan for our non-employee directors. Under our director compensation plan, we granted stock and option awards to our non-employee directors on the first business day of fiscal 2010 for their fiscal year 2009 services. The following table sets forth information regarding the compensation we paid to our non-employee directors for fiscal year 2009 service.

Non-Employee Director Compensation For Fiscal Year 2009

	Fees Earned
	or Paid
	in Cash	Stock Awards	Option Awards	Total
Name	($)	($)(1)	($)(1)	($)(2)

Charles J. Chapman, III	$32,000	— (3)	— (3)	$32,000
Domenic Colasacco	$54,500	$32,000	$38,351	$124,851
Larry J. Franklin	$35,000	$32,000	$38,351	$105,351
Fred K. Foulkes	$37,000	$32,000	$38,351	$107,351
W. Austin Ligon(4)	$16,000	$13,724	—	$29,724
George E. Kane(5)	$32,000	—	—	$32,000

(1)	For option awards, fair value is determined using the Black-Scholes option pricing model, while restricted stock is valued using the closing stock price on the date of grant. See Note 2 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 29, 2009 regarding assumptions underlying valuation of equity awards. Represents stock grants awarded in fiscal year 2010 for fiscal year 2009 services.

(2)	The aggregate number of fully vested stock awards and the aggregate number of options awards outstanding for each non-employee director at the end of fiscal year 2009 are as follows:

	Aggregate	Aggregate
Name	Stock Awards	Option Awards

Charles J. Chapman, III	— (3)	— (3)
Domenic Colasacco	2,524	19,262
Fred K. Foulkes	2,524	19,262
Larry J. Franklin	2,524	19,262
W. Austin Ligon	612	1,615

(3)	Due to an arrangement with his existing employer, Mr. Chapman has elected to forgo equity based compensation.

(4)	Mr. Ligon resigned from our Board on June 17, 2009.

(5)	Mr. Kane served as non-voting Director Emeritus and, as such, did not receive equity based compensation. Mr. Kane ceased serving as Director Emeritus on November 23, 2009.

Our Chairman and Chief Executive Officer receives no additional or special compensation for serving as a director.

Following is a description of the compensation arrangements for our non-employee directors and our Director Emeritus.

Cash Compensation.  Our directors who are not employees each receive an annual cash fee of $32,000, payable in four equal quarterly installments of $8,000 at the beginning of each fiscal quarter. In addition, each non-employee director who serves as a chair of a committee of our Board receives the following annual cash fees, payable in four equal quarterly installments at the beginning of each fiscal quarter:

•	lead independent director — $12,500;

•	chairperson of the Audit Committee — $10,000;

•	chairperson of the Compensation and Management Development Committee — $5,000; and

•	chairperson of the Nominations and Corporate Governance Committee — $3,000.

All non-employee directors also receive reimbursement of out-of-pocket expenses for attendance at each Board, committee, or stockholder meeting.

Equity Compensation.  Our non-employee directors, other than Charles J. Chapman, III, also receive equity compensation for serving as directors, which consists of annual grants made as of the first business day of the fiscal year for the prior fiscal year’s service. Our non-employee directors received the following annual equity grants on December 30, 2009 for their fiscal year 2009 service:

•	471 shares of Class A Common Stock (which is equal to $32,000 divided by $67.94, the fair market value of the stock on the date grant); and

•	a fully vested option to purchase 1,413 shares of Class A Common Stock (which is equal to 3 times the number of shares granted under the first bullet above), with an exercise price of $67.94, which was the fair market value of the stock on the date of grant. The options are exercisable for a period of six years, subject to earlier termination following termination of service as a director.

Report of the Compensation and Management Development Committee

The Compensation and Management Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation and Management Development Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation and Management Development Committee of the Board of Directors of Panera Bread Company.

Respectfully submitted,

Fred K. Foulkes (Chair)
Domenic Colasacco
Larry J. Franklin

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of February 26, 2010, with respect to the beneficial ownership of our Common Stock by:

•	each director and director nominee,

•	each named executive officer identified in the Summary Compensation Table,

•	all of our directors, director nominees and executive officers as a group, and

•	each person we know to beneficially own more than five percent of any class of our Common Stock.

We have determined beneficial ownership in accordance with the rules promulgated by the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to the table, each person or entity has sole voting and investment power with respect to the stock listed. Applicable percentage ownership is based on 30,433,018 shares of Class A Common Stock and 1,392,107 shares of Class B Common Stock issued and outstanding on February 26, 2010. In computing the number of shares of Common Stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed outstanding shares of Common Stock subject to options or warrants held by that person or entity that are currently exercisable within sixty days of February 26, 2010. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117.

					Combined
	Class A Common Stock		Class B Common Stock		Voting
Name of Beneficial Owner	Number	Percent	Number	Percent	Percentage(1)

Officers and Directors
Ronald M. Shaich	1,699,820(2)	5.55%	1,311,690	94.22%	12.42	%(2)
John M. Maguire	16,176(3)	*	—	—	*
Jeffrey W. Kip	18,651(4)	*	—	—	*
Mark A. Borland	19,482(5)	*	—	—	*
Michael J. Nolan	13,673	*	—	—	*
Domenic Colasacco	26,670(6)	*	—	—	*
Larry J. Franklin	25,670(7)	*	—	—	*
Fred K. Foulkes	27,670(8)	*	—	—	*
Charles J. Chapman, III	1,361	*	—	—	*
Thomas E. Lynch	17,500	*	—	—	*
All directors, director nominees and executive officers as a group (20 persons)	1,994,642(9)	6.22%	1,311,690	94.22%	13.23%
5% Security Holders
Black Rock, Inc.	2,223,449(10)	7.31%	—	—	6.42%
40 E. 52nd St., NY, NY 10022
T. Rowe Price Associates, Inc.	3,531,100(11)	11.60%	—	—	10.20%
100 E. Pratt St., Baltimore, MD
FMR, LLC	2,000,300(12)	6.57%	—	—	5.78%
82 Devonshire St., Boston, MA 02109

*	Less than one percent.

(1)	This column represents voting power rather than percentage of equity interest as each share of Class A Common Stock is entitled to one vote, while each share of Class B Common Stock is entitled to three votes. Combined, the Class A Common Stock (30,433,018 votes) and the Class B Common Stock (4,176,321 votes) entitle their holders to an aggregate of 34,609,339 votes as of February 26, 2010. The

Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B Common Stock is convertible at any time by the holder into shares of Class A Common Stock on a share-for-share basis.

(2)	Consists of 1,699,820 shares of Class A Common Stock, consisting of (a) 196,425 shares of Class A Common Stock, (b) options to purchase 191,705 shares of Class A Common Stock vested as of February 26, 2010 and within 60 days thereafter, (c) 971,944 shares of Class B Common Stock convertible on a share for share basis into Class A Common Stock, and (d) 339,746 shares of Class B Common Stock, convertible on a share for share basis into Class A Common Stock, held in five grantor retained annuity trusts, three of which Mr. Shaich is the sole trustee and two of which Mr. Shaich is co-trustee. With respect to Class B Common Stock, consists of 1,311,690 shares, consisting of (a) 971,944 shares of Class B Common Stock, and (b) 339,746 shares of Class B Common Stock held in five grantor retained annuity trusts, three of which Mr. Shaich is the sole trustee and two of which Mr. Shaich is co-trustee. The combined voting percentage assumes that none of the shares of Class B Common Stock beneficially owned by Mr. Shaich are converted into shares of Class A Common Stock.

(3)	Consists of 3,334 shares of Class A Common Stock and options to purchase 2,832 shares of Class A Common Stock exercisable within 60 days of February 26, 2010.

(4)	Consists of 120 shares owned by Mr. Kip in our 401(k) plan, 7,751 shares of Class A Common Stock and options to purchase 10,780 shares of Class A Common Stock exercisable within 60 days of February 26, 2010.

(5)	Consists of 7,622 shares of Class A Common Stock and options to purchase 11,860 shares of Class A Common Stock exercisable within 60 days of February 26, 2010.

(6)	Consists of 5,995 shares of Class A Common Stock and options to purchase 20,675 shares of Class A Common Stock exercisable within 60 days of February 26, 2010.

(7)	Consists of 4,995 shares of Class A Common Stock and options to purchase 20,675 shares of Class A Common Stock exercisable within 60 days of February 26, 2010.

(8)	Consists of 6,995 shares of Class A Common Stock and options to purchase 20,675 shares of Class A Common Stock exercisable within 60 days of February 26, 2010.

(9)	In addition to the directors and executive officers listed above, also includes 127,969 shares of Class A Common Stock beneficially owned by Messrs. Moreton, Vanzura, Blair, Davis, Kish, Kupstas, Simon, Simpson and Ms. Fine, and shares of which such officers may share beneficial ownership. Includes 93,113 shares of Class A Common Stock, options to purchase 24,468 shares of Class A Common Stock exercisable within 60 days of February 26, 2010, 1,811 shares owned by Mr. Davis in our 401(k) plan, 2 shares of Class A Common Stock owned by members of Mr. Kish’s immediate family over which Mr. Kish shares beneficial ownership, and 8,575 shares of Class A Common Stock owned by Michael and Mary Kupstas Revocable Trust over which Mr. Kupstas shares beneficial ownership.

(10)	Consists of shares reported as beneficially owned by Black Rock, Inc. (“Black Rock”), of which Black Rock reports sole voting power and sole disposition power with respect to 2,223,449 shares of Class A Common Stock. Black Rock is a parent holding company for a number of investment management subs of which, as of December 1, 2009, Black Rock completed the acquisition of Barclays Global Investors (“BGI”) and acquired substantially all of the BGI entities. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G, as amended, filed with the SEC on January 29, 2010.

(11)	Consists of shares reported as beneficially owned by T. Rowe Price Associates, Inc. (“Price Associates”), of which Price Associates reports sole voting power with respect to 871,400 shares and sole dispositive power with respect to 3,531,100 shares. These securities are owned by various individual and institutional investors for whom Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price

Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G, Amendment 5, filed with the SEC on February 12, 2010.

(12)	Consists of shares reported as beneficially owned by FMR, LLC (“FMR”) of which FMR reports sole disposition power with respect to 2,000,300 shares of Class A Common Stock. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,000,300 shares of the Class A Common Stock outstanding of Panera Bread Company (“the Company”) as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 2,000,300 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G filed with the SEC on February 16, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. We believe that during the fiscal year ended December 29, 2009, our directors, executive officers and beneficial owners of more than 10% of our Common Stock timely complied with all applicable filing requirements, with the exception of a late Form 4 report filed on April 16, 2009 by Mark Borland.

In making these disclosures, we relied solely on a review of copies of such reports filed with the Securities and Exchange Commission and furnished to us and written representations that no other reports were required.

PROPOSAL 1

ELECTION OF DIRECTORS

Our certificate of incorporation provides for a classified Board. This means our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our Board currently consists of six members, divided into three classes as follows:

•	Charles J. Chapman, III and Larry J. Franklin constitute a class with terms ending at the upcoming Annual Meeting;

•	Fred K. Foulkes and Ronald M. Shaich constitute a class with terms ending in 2011; and

•	Domenic Colasacco and Thomas E. Lynch constitute a class with a terms ending in 2012.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Messrs. Chapman and Franklin are the current directors whose terms expire at the upcoming Annual Meeting. Messrs. Chapman and Franklin are each nominated for re-election as a Class III director, with a term ending in 2013.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above to a three-year term ending in 2013, each such nominee to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for either or both nominees may so indicate by striking out the name of such nominee(s) on the proxy card. We do not contemplate that either of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person to be designated by the Board.

A plurality of the combined voting power of the shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each nominee as a director.

The Board of Directors Recommends that You Vote “FOR” the
Election of Charles J. Chapman, III and Larry J. Franklin.

PROPOSAL 2

AMENDMENT TO 2006 STOCK INCENTIVE PLAN

Overview

On March 5, 2010, upon the recommendation of our Compensation Committee, our Board approved an amendment of our 2006 Stock Incentive Plan, or the Existing Plan, which, as amended, we refer to as the 2006 Plan, to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 1,500,000 shares to 2,300,000 shares (subject to adjustment in the event of stock splits and other similar events).

At March 2, 2010, 490,885 shares of our Class A Common Stock were available for future awards under our Existing Plan. The weighted average remaining contractual life for the 311,509 stock options and SSARs outstanding under our Existing Plan at March 2, 2010 was 3.7 years and the weighted average exercise price for such options was $46.75. In addition, at March 2, 2010, there were 536,147 shares of restricted stock outstanding under the Existing Plan with a weighted average remaining term to vest of 2 years.

As required by the 2006 Plan and the Nasdaq Marketplace Rules, our Board is submitting the 2006 Plan for approval by our stockholders and has specifically conditioned its effectiveness on such approval.

Our Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, our Board believes the adoption of the 2006 Plan is in the best interests of our company and our stockholders and recommends a vote “FOR” this proposal to amend the 2006 Plan to increase the number of shares of Class A Common Stock reserved for issuance thereunder from 1,500,000 shares to 2,300,000 shares.

Description of the 2006 Plan

The following summary of the 2006 Plan is qualified in its entirety by reference to the 2006 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose

The purpose of the 2006 Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions to our company by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of our stockholders.

Corporate Governance

The 2006 Plan reflects our commitment to strong corporate governance practices, including:

•	No Evergreen Features. The maximum number of shares that we can issue under the 2006 Plan is fixed and cannot be increased without stockholder approval.

•	Fixed Expiration Date. The 2006 Plan will expire on March 9, 2016. We cannot extend the term of the plan beyond that date without stockholder approval. Additionally, no awards may be granted under the 2006 Plan unless and until it has been approved by stockholders.

•	No Repricing or Reload Rights. The 2006 Plan prohibits us from repricing outstanding stock options or substituting lower-priced stock options for outstanding higher-priced options without stockholder approval. Additionally, the 2006 Plan prohibits us from granting any options that contain so-called reload rights, which are provisions entitling the option recipient to the automatic grant of additional options in connection with the exercise of the original option.

•	Fair Market Value. The 2006 Plan prohibits us from issuing stock options with an exercise price less than fair market value.

•	Administration by Compensation and Management Development Committee. Our Board of Directors, or Board, has delegated the administration of the 2006 Plan to the Board’s Compensation and Management Development Committee, including the authority to grant awards, establish administrative guidelines under the plan and interpret the plan. Our Compensation and Management Development Committee consists solely of independent, non-employee directors, and the Committee is authorized to engage independent compensation consultants to advise it on compensation matters.

Stock Available for Awards

Types of Awards.  The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Authorized Number of Shares.  Subject to adjustment in the event of changes in capitalization or reorganization events, Awards may be made under the 2006 Plan for up to 2,300,000 shares of Class A Common Stock. If an Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any shares being unissued, the unused Class A Common Stock covered by such Award shall again be available for the grant of Awards under the 2006 Plan (subject, however, in the case of incentive stock options to any limitations in the Code).

Sublimits.  The maximum number of shares with respect to which Awards may be granted to any participant under the 2006 Plan may not exceed 1,000,000 shares per calendar year. The maximum number of shares with respect to which awards other than options may be granted is 1,840,000 shares, which is 80% of the total number of shares available under the 2006 Plan. The maximum aggregate number of shares with respect to which Awards may be granted to directors who are not our employees at the time of grant shall be an amount equal to the sum of (a) such aggregate number of shares sufficient to grant during the lifetime of the 2006 Plan to all such directors who are not employees of the Company at the time of grant an annual grant, for each such director, of (i) a number of shares of Class A Common Stock equal to $32,000 divided by the fair market value of the Class A Common Stock on the date of grant and (ii) an Option to purchase such number of shares of Class A Common Stock as is equal to six times the number of shares of Class A Common Stock awarded under clause (i) above, plus (b) 5% of the total number of shares of Class A Common Stock available under the 2006 Plan.

Description of Awards

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of Class A Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may not be less than the fair market value of the Class A Common Stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Class A Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of our stock). Options may not be granted for a term in excess of ten years. The 2006 Plan permits the following forms of payment of the exercise price of options: (1) payment by cash, check or in connection with a “cashless exercise” through a broker, (2) subject to certain conditions, surrender to us of shares of Class A Common Stock, (3) subject to certain conditions, delivery to us of a promissory note, (4) any other lawful means, or (5) any combination of these forms of payment.

Restricted Stock Awards.  Restricted Stock Awards entitle recipients to acquire shares of Class A Common Stock, subject to our right to repurchase or cause the recipient to forfeit all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. At the time of grant, our Compensation and Management Development Committee determines the terms of each Restricted Stock Award, including the conditions that must be met in order to avoid repurchase or forfeiture and the vesting schedule, if any. However, the 2006 Plan provides that substantially all Restricted Stock Awards that vest based on the passage of time alone may not vest at a rate quicker than one-third of the Award per year and substantially all Restricted Stock Awards that vest based on the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the Award.

Other Stock-Based Awards.  Under the 2006 Plan, the Compensation and Management Development Committee has the right to grant other Awards based upon the Class A Common Stock having such terms and conditions as the Compensation and Management Development Committee may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Class A Common Stock, and the grant of Awards entitling recipients to receive shares of Class A Common Stock to be delivered in the future. Stock Settled Appreciation Rights, or SSARs, are an example of this Award type.

Eligibility

Employees, officers, directors, consultants and advisors of our company and our subsidiaries are eligible to be granted Awards under the 2006 Plan. Our former directors are also eligible to be granted Awards under the 2006 Plan with respect to Awards granted in connection with services rendered while they were a director of our company. The provision allowing our former directors to be eligible to receive Awards under the 2006 Plan will be used in connection with our director compensation program, in which directors are granted Awards on the first business day of a fiscal year for services rendered during the prior fiscal year. Individuals to whom Awards are granted are referred to as participants.

Transferability of Awards

Except as the Compensation and Management Development Committee may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the person to whom an Award is granted, Awards are exercisable only by such person.

Plan Benefits

As of March 2, 2010, approximately 549 persons were eligible to receive Awards under the 2006 Plan, including our 19 executive officers and non-employee directors. The granting of Awards under the 2006 Plan is discretionary, and, other than the grants to our non-employee directors described above, we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

Administration and Delegation

The 2006 Plan is administered by our Board. Our Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. Pursuant to the terms of the 2006 Plan, our Board has delegated authority under the 2006 Plan to the Compensation and Management Development Committee.

Subject to any applicable limitations contained in the 2006 Plan, the Compensation and Management Development Committee selects the recipients of Awards and determines (1) the number of shares of Class A Common Stock covered by options and the dates upon which such options become exercisable, (2) the exercise price of options (which may not be less than 100% of fair market value of the Class A Common Stock), (3) the duration of options (which may not exceed 10 years), and (4) the number of shares of Class A Common Stock subject to any restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

Adjustments for Changes in Class A Common Stock and Certain Other Events

Our Board is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2006 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (1) any merger or consolidation of us with or into another entity as a result of which all of our Class A Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (2) any exchange of all of our Class A Common Stock for cash, securities or other property pursuant to a share exchange transaction or (3) any liquidation or dissolution of us. In connection with a Reorganization Event, our Board or the Compensation and Management Development Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as our Board or the Committee determines: (a) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (b) upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (c) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (d) in the event of a Reorganization Event under the terms of which holders of Class A Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (1) the Acquisition Price times the number of shares of Class A Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (2) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (e) provide that, in connection with our liquidation or dissolution, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (f) any combination of the foregoing.

Except as described above, our Board or the Compensation and Management Development Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Class A Common Stock covered by such Award will again be available for grant under the 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. In addition, shares of Class A Common Stock tendered by a participant upon the exercise of an award in a “cashless” exercise or to satisfy tax withholding obligations will not be added back to the number of shares available for the future grant of Awards under the 2006 Plan.

Substitute Options

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of another entity, our Board may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as our Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2006 Plan. Substitute options will not count against the 2006 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

Our Board or the Compensation and Management Development Committee may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2006 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2006 Plan after March 9, 2016 but Awards previously granted may extend beyond that date. Our Board may at any time amend, suspend or terminate the 2006 Plan. However, no amendment requiring stockholder approval under any applicable legal or regulatory requirement, or under the rules of the Nasdaq National Market, will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2006 Plan.

If our stockholders do not approve the 2006 Plan, the Existing Plan, excluding the proposed increase in shares available for issuance thereunder, will remain in effect. In such an event, our Board will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The 2006 Plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.  A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options.  A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.  A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units.  A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.  The tax consequences associated with any other stock-based Award granted under the 2006 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Class A Common Stock.

Tax Consequences to Us.  There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Our Board of Directors Recommends that You Vote “FOR” the Approval of the Amendment of the 2006
Plan to Increase the Number of Shares of Class A Common Stock Authorized for Issuance Thereunder
from 1,500,000 Shares to 2,300,000 Shares.

PROPOSAL 3

AMENDMENT TO 1992 EMPLOYEE STOCK PURCHASE PLAN

On March 5, 2010, upon the recommendation of our Compensation Committee, our Board approved an amendment of our 1992 Employee Stock Purchase Plan, or the Existing ESPP, which, as amended, we refer to as the ESPP, to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 825,000 shares to 925,000 shares (subject to adjustment in the event of stock splits and other similar events).

The ESPP permits employees to purchase shares of Class A Common Stock at a discounted price. Our Board believes that it is in our best interests to encourage stock ownership by our employees and the ESPP is an important benefit in recruiting and retaining employees. The ESPP is designed to encourage and assist our employees in acquiring an equity interest in our Company through the purchase of shares of Class A Common Stock. In March 2007, the Board of Directors adopted, upon the recommendation of its Compensation Committee and subject to stockholder approval, an amendment to the ESPP to increase the number of shares of Class A Common Stock available for purchase under the ESPP from 700,000 shares to 825,000 shares. As of March 2, 2010, there were an aggregate of 27,422 shares available for future awards under the ESPP. Our Board believes that it is necessary to adopt the amendment to the ESPP in order to ensure that there are sufficient shares for all stock purchases under the ESPP through fiscal year 2013.

If our stockholders do not approve the ESPP, the Existing ESPP, excluding the proposed increase in shares available for issuance thereunder will remain in effect. In such event, our Board will consider whether to adopt alternative arrangements based on its assessment of our needs.

Our Board believes that the adoption of the ESPP is in the best interests of our company and our shareholders and recommends a vote “FOR” this proposal.

Description of the ESPP

The following summary is qualified in its entirety by reference to the ESPP, a copy of which is attached as Appendix B to this Proxy Statement.

The ESPP gives eligible employees the option to purchase shares of Class A Common Stock through payroll deductions (which typically may not exceed 10% of an employee’s prior year compensation) at 85% of the fair market value of the Class A Common Stock as of the applicable grant date, which is the last business day of each calendar quarter. The ESPP limits the number of shares that may be granted to 20,000 shares per quarter. If option holders exercise options in any one year for a number of shares in excess of such maximum, then the number of shares to be purchased by such option holders is reduced ratably in a non-discriminating manner in proportion to the respective compensation of eligible employees.

A participant may withdraw from the ESPP at any time and the entire amount credited to his or her payroll deduction account will be refunded. If a participant terminates employment, his or her participation in the ESPP ends automatically and the entire amount credited to his or her account will be refunded.

Eligible Participants

Generally, our employees or the employees of a Designated Subsidiary of ours (as defined in the ESPP) who have completed three months of employment and who are regularly scheduled to work twenty hours per week are eligible to participate in the ESPP; provided however, any employee who, immediately after the grant of an option under the ESPP would own stock or hold outstanding options to purchase stock constituting 5% or more of the total combined voting power of all classes of the Company’s capital stock shall not be eligible to participate in the ESPP. Such participation is on a purely voluntary basis. As of March 2, 2010, approximately 18,466 employees were eligible to participate in the ESPP. Because participation in the stock purchase plan is voluntary, we cannot determine the number of shares of common stock to be purchased in the future by non-executive employees as a group. However, during the last eight quarterly offering periods, we have issued an average of 9,120 shares per offering period under the ESPP. Executive officers may participate in the ESPP.

Plan Administration and Termination

The ESPP provides for administration by the Compensation Committee. The Board or the Compensation Committee may terminate the ESPP at any time and amend it in any respect, except that the Compensation Committee may not effect a change inconsistent with Section 423 of the Internal Revenue Code.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of shares of our common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.  A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering.

A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the ESPP at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be a capital gain. If the participant’s profit is less than the compensation income, the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year, and otherwise will be short-term.

If the participant sells the stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company.  There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

The Board of Directors Recommends that You Vote “FOR” the Approval of the Amendment to
Increase the Number of Shares Authorized for Issuance Under the 1992 Employee Stock Purchase
Plan from 825,000 Shares to 950,000 Shares.

PROPOSAL 4

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our books, records and accounts for the fiscal year ending December 28, 2010. This appointment is being presented to the stockholders for ratification at the Annual Meeting.

PricewaterhouseCoopers LLP, or PwC, has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of PwC are expected to be present at the Annual Meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

PwC was our independent registered public accounting firm for our fiscal years ended December 29, 2009 and December 30, 2008. A summary of the fees we paid to PwC during our 2009 and 2008 fiscal years follows:

Nature of Service	2009 Fees	2008 Fees

Audit Fees(1)	$709,700	$716,691
Audit-Related Fees(2)	$73,042	$0
Tax Fees(3)	$323,921	$35,663
All Other Fees(4)	$16,500	$1,500

Total:	$1,123,163	$753,854

(1)	The “Audit Fees” represent fees for the respective fiscal year for professional services for the audit of our annual financial statements, the review of financial statements included in our quarterly financial statements and audit services provided in connection with other statutory or regulatory requirements. The Audit Committee pre-approved 100% of the “Audit Fees” in fiscal years 2009 and 2008.

(2)	The “Audit-Related Fees” consist of fees for assurance and related services, including due diligence services, that were reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” The Audit Committee pre-approved 100% of the “Audit-Related Fees” in fiscal 2009.

(3)	The “Tax Fees” include our payments to PwC in fiscal years 2009 and 2008 for their consultation on various income tax planning and compliance matters. The Audit Committee pre-approved 100% of the “Tax Fees” in fiscal years 2009 and 2008.

(4)	The “All Other Fees” consist of fees for products and services (other than the services disclosed under “Audit Fees,” “Audit-Related Fees” and “Tax Fees”) including fees related to the use of PwC’s accounting literature in fiscal years 2009 and 2008. The Audit Committee pre-approved 100% of the “All Other Fees” in fiscal years 2009 and 2008.

The Audit Committee determined that the provision of the non-audit services by PwC described above is compatible with maintaining PwC’s independence.

The Audit Committee as a whole, or through its Chair, pre-approves all audit and non-audit services (including fees) to be provided by the independent registered public accounting firm. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve non-audit services not prohibited by law to be performed by PwC and associated fees up to a maximum of $125,000, provided that the Chair of the Audit Committee reports any decisions to pre-approve such services and fees to the full Audit Committee at its next regular meeting.

Proxies solicited by management will be voted for the ratification unless stockholders specify otherwise. Ratification by the stockholders is not required. Although we are not required to submit the appointment to a vote of the stockholders, our Board continues to believe it is appropriate as a matter of policy to request that the stockholders ratify the appointment of PwC as our independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain PwC or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

The Board of Directors Recommends that You Vote “FOR” the Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm
for our 2010 Fiscal Year.

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting of Stockholders. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

Stockholder Proposals for 2011 Annual Meeting

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2011, stockholder proposals must be received at our principal executive offices no later than December 13, 2010, which is no less than 120 calendar days before the date our proxy statement was released to stockholders in connection with the prior year’s annual meeting of stockholders. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting on May 13, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2011 Annual Meeting of Stockholders but not included in the proxy statement by March 14, 2011, but not before December 14, 2010, which is not less than 60 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event the 2011 Annual Meeting is scheduled to be held on a date before April 13, 2011, or after July 12, 2011, which are dates 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, then your notice may be received by us at our principal executive office not later than the close of business on the later of (1) the 60th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2010 Annual Meeting. In certain cases, notice may be delivered later if the number of directors to be elected to our Board is increased.

Each stockholder’s notice for a proposal must be timely given to our Secretary at the address of our principal executive offices. Each notice generally is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our by-laws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the class and number of shares beneficially owned by the stockholder making the proposal, (4) the names and addresses of the beneficial owners of any of our capital stock registered in such stockholder’s name, and the class and number of our shares so owned, (5) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of our shares beneficially owned by such other stockholders, and (6) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

For nominations, a stockholder’s notice to the Secretary generally must set forth information specified in our by-laws, as determined by us, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of our shares which are beneficially owned by such person on the date of such stockholder notice, and (4) the consent of each nominee to serve as a director if elected. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the class and number of our shares held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder’s notice, and (3) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

The foregoing time limits also apply to determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority. These rules are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. In addition, stockholders are required to comply with any applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

Householding of Proxies

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117, or call (314) 633-7100, ext. 6500.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117, or call (314) 633-7100, ext. 6500. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117, or call (314) 633-7100, ext. 6500.

Miscellaneous

Even if you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the Annual Meeting, you may revoke the proxy and vote in person. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

You may obtain a copy of our annual report (without exhibits) filed with the Securities and Exchange Commission on Form 10-K for our fiscal year ended December 29, 2009 without charge upon written request to: Investor Relations Coordinator, Panera Bread Company, 6710 Clayton Road, Richmond Heights, Missouri 63117.

APPENDIX A

PANERA BREAD COMPANY

2006 STOCK INCENTIVE PLAN
(as amended May 13, 2010)

1.	Purpose

The purpose of this 2006 Stock Incentive Plan (the “Plan”) of Panera Bread Company, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors (and former directors with respect to awards granted in connection with services rendered while a director of the Company), consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan or Award made in good faith.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares (or value thereof) subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,300,000 shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (ii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits.  Subject to adjustment under Section 8, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per Company fiscal year. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”). The Board may establish rules and procedures providing for the automatic deferral of vesting of Awards for “Covered Employees” (as defined in Section 162(m) of the Code) as necessary to avoid a loss of deduction under Section 162(m) of the Code.

(2) Limit on Awards other than Options.  The maximum number of shares with respect to which Awards other than Options may be granted shall be 80% of the total number of shares of Common Stock available under this Plan.

(3) Limit on Awards to Directors.  The maximum aggregate number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be an amount equal to the sum of (a) such aggregate number of shares sufficient to grant during the lifetime of the Plan to all such directors who are not employees of the Company at the time of grant an annual grant, for each such director, of (i) a number of shares of Common Stock equal to $32,000 divided by the fair market value of the Common Stock on the date of grant and (ii) an Option to purchase such number of shares of Common Stock as is equal to six times the number of shares of Common Stock awarded under clause (i) above, plus (b) 5% of the total number of shares of Common Stock available under this Plan.

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Panera Bread Company, any of Panera Bread Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 9(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) at the time the Option is granted.

(d) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 8) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

(e) No Reload Rights.  No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

(f) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(g) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(h) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(h) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(i) Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

6.	Restricted Stock; Restricted Stock Units.

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall vest as determined by the Board; provided, however that in no event shall (i) any of the Restricted Stock Award vest prior to the first anniversary of the date of grant, (ii) more than 33 1/3% vest between the first anniversary of the date of grant and the second anniversary of the date of grant, or (iii) more than 66 2/3% vest prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall vest as determined by the Board; provided, however that in no event shall such Restricted Stock Awards vest prior to the first anniversary of the date of grant. This subsection (c)(1) shall not apply to a maximum number of shares of Common Stock with respect to which Restricted Stock Awards may be granted that is equal to 5% of the total number of shares of Common Stock available under this Plan.

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(d) Stock Certificates.  Restricted Stock may be represented by physical stock certificates or may be issued in electronic form or book-entry credit. Any issuance of Restricted Stock in electronic form or book-entry credit shall be made in compliance with applicable laws and regulations. Any physical stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the physical certificates representing the Restricted Stock, or cause to be issued in electronic form or book-entry credit the Restricted Stock, no longer subject to such restrictions to the

Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

7.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

8.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

9.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. In addition to the terms and conditions set forth in the Plan, each Award may contain such terms and conditions, consistent with the Plan, as determined by the Board.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award.  Except as otherwise provided in Section 5(d), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  Except as otherwise provided in Section 6(c), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date consistent with their terms.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the Nasdaq National Market (“Nasdaq”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the Nasdaq amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the Nasdaq rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 8), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants.  The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Adopted by the Board of Directors on March 9, 2006

Approved by the Stockholders of the Company on May 25, 2006

Amended by the Stockholders of the Company on May 13, 2010

Appendix B

EMPLOYEE STOCK PURCHASE PLAN
FOR
PANERA BREAD COMPANY
(as amended May 13, 2010)

B-i

ARTICLE 1. PURPOSE OF THE PLAN		B-1
ARTICLE 2. DEFINITIONS		B-1
2.1	Beneficiary.	B-1
2.2	Board.	B-1
2.3	Code.	B-1
2.4	Committee.	B-1
2.5	Common Stock.	B-1
2.6	Company.	B-1
2.7	Designated Subsidiary	B-1
2.8	Eligible Employee.	B-1
2.9	Fair Market Value of Common Stock as of the Applicable Grant Date.	B-1
2.10	Grant Date.	B-2
2.11	Option.	B-2
2.12	Option Price.	B-2
2.13	Participant.	B-2
2.14	Plan.	B-2
2.15	Quarterly Grant Date.	B-2
ARTICLE 3. ADMINISTRATION		B-2
ARTICLE 4. MAXIMUM LIMITATIONS		B-2
ARTICLE 5. BASIS OF PARTICIPATION AND GRANTING OPTIONS		B-2
5.1	Initial Eligibility.	B-2
5.2	Restrictions on Participation.	B-3
5.3	Commencement of Participation.	B-3
5.4	Maximum Options Available to Participant.	B-3
5.5	Reduction if Oversubscribed.	B-3
5.6	Compensation.	B-3
ARTICLE 6. WITHDRAWAL		B-3
6.1	In General.	B-3
6.2	Effect on Subsequent Participation.	B-4
6.3	Termination of Employment.	B-4
ARTICLE 7. TRANSFERABILITY		B-4
7.1	Option Not Subject to Assignment.	B-4
7.2	Designation of Beneficiary.	B-4
ARTICLE 8. ADJUSTMENT PROVISIONS		B-4
ARTICLE 9. DISSOLUTION, MERGER AND CONSOLIDATION		B-4
ARTICLE 10. CONDITIONS SUBSEQUENT TO EFFECTIVE DATE		B-5
ARTICLE 11. LIMITATION ON OPTIONS		B-5
11.1	Plan Construction.	B-5
11.2	Nondiscrimination.	B-5
ARTICLE 12. MISCELLANEOUS		B-5
12.1	Legal and Other Requirements.	B-5
12.2	Termination and Amendment of the Plan.	B-5
12.3	Application of Funds.	B-5
12.4	Withholding Taxes.	B-5
12.5	Right to Terminate Employment.	B-6
12.6	Rights as a Stockholder.	B-6
12.7	Leaves of Absence and Disability.	B-6
12.8	Notices.	B-6
12.9	Applicable Law.	B-6
12.10	Elimination of Fractional Shares.	B-6

B-ii

EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, in 1992, pursuant to a vote of its stockholders, Panera Bread Company (the “Company”) established an Employee Stock Purchase Plan (the “Plan”) providing for the grant of options to purchase common stock of the Company to employees who are employed by the Company or its subsidiaries on a regular full-time basis; and

WHEREAS, in 1997, the Plan was amended pursuant to a vote of the stockholders of the Company; and

WHEREAS, in May 2007, the Plan was further amended pursuant to a vote of the stockholders of the Company;

WHEREAS, in August 2007, the Plan was further amended pursuant to the authority of the Committee; and

WHEREAS, in May 2010, the Plan was further amended pursuant to a vote of the stockholders of the Company; and

NOW, THEREFORE, the Plan, as previously established and amended, and as approved by the stockholders or the Committee, as appropriate, is hereby further amended as follows:

ARTICLE 1.

PURPOSE OF THE PLAN

The purpose of this Employee Stock Purchase Plan is to give eligible employees of Panera Bread Company, a Delaware corporation, and its Designated Subsidiaries, an opportunity to acquire shares of its Common Stock, and to continue to promote its best interests and enhance its long-term performance.

ARTICLE 2.

DEFINITIONS

Wherever used herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

2.1 Beneficiary.  Beneficiary means the person or persons designated by an Eligible Employee pursuant to Section 7.2.

2.2 Board.  Board means the Board of Directors of the Company.

2.3 Code.  Code means the Internal Revenue Code of 1986, as amended.

2.4 Committee.  Committee means the Compensation and Stock Option Committee of the Board.

2.5 Common Stock.  Common Stock means shares of the Class A Common Stock of the Company.

2.6 Company.  Company means Panera Bread Company, a Delaware corporation.

2.7 Designated Subsidiary.  Designated Subsidiary means any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or Committee from time to time.

2.8 Eligible Employee.  Eligible Employee means an employee who has met the requirements set forth in Section 5.1.

2.9 Fair Market Value of Common Stock as of the Applicable Grant Date.  Fair Market Value of Common Stock as of the applicable Grant Date shall mean:

(a) The closing price of the Common Stock on the last day of the calendar quarter or the nearest prior business day on which trading occurred on the exchange or market system on which the Common Stock is listed.

(b) If the Common Stock is not traded on either of the aforesaid dates, then such value as the Committee, in good faith, shall determine.

Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an Option shall be inconsistent with Section 423 of the Code or regulations thereunder.

2.10 Grant Date.  Grant Date means any Quarterly Grant Date.

2.11 Option.  Option means an option granted hereunder which will entitle a Participant to purchase shares of Common Stock.

2.12 Option Price.  Option Price means 85 percent of the Fair Market Value per share of Common Stock as of the applicable Grant Date or such other greater percentage of the Fair Market Value per share of Common Stock as is set by the Board.

2.13 Participant.  Participant means an Eligible Employee who has commenced participation in the Plan pursuant to Section 5.3 hereof.

2.14 Plan.  Plan means the Panera Bread Company Employee Stock Purchase Plan as set forth herein.

2.15 Quarterly Grant Date.  Quarterly Grant Date means the last business day of each calendar quarter.

ARTICLE 3.

ADMINISTRATION

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the Options granted hereunder and make all other determinations necessary or advisable for administration of the Plan. The determination of the Committee on all matters regarding the Plan shall be conclusive. A member of the Committee shall only be liable for any action taken or determination made in bad faith.

ARTICLE 4.

MAXIMUM LIMITATIONS

The total number of shares of Common Stock available for grant as Options under the Plan shall not exceed 950,000, and the aggregate number of shares of Common Stock available for grant as Options pursuant to Section 5.1 shall not exceed 20,000 as of any Quarterly Grant Date, subject to adjustment pursuant to Article 8 hereof. Shares of Common Stock granted pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that any Option granted pursuant to Article 5 expires or is terminated, surrendered or cancelled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock theretofore subject to such Option shall again be available for grant as an Option pursuant to Article 5 and shall not reduce the total number of shares of Common Stock available for grant as such Options as set forth in the first sentence of this Article 4.

ARTICLE 5.

BASIS OF PARTICIPATION AND GRANTING OPTIONS

5.1 Initial Eligibility.  Any employee of the Company or a Designated Subsidiary who has completed three (3) months of employment and is employed by the Company or a Designated Subsidiary on the date his participation in the Plan is to become effective shall be eligible to participate as of the first day of the calendar quarter immediately following completion of such three (3) month period, provided any Employee who is employed after the first day of the month shall be deemed to have been employed for the entire month in which his employment commences. Provided further no employee shall be an Eligible Employee if such employee works on average less than 20 hours per week during such three (3) month period.

5.2 Restrictions on Participation.  Notwithstanding any provisions in the Plan to the contrary, no Employee shall be granted an Option to participate in the Plan;

(a) If immediately after the grant such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

(b) Which permits his right to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

5.3 Commencement of Participation.  An Eligible Employee may become a Participant by completing an authorization for payroll deduction in any whole percentage equal to no less than 1% and no more than 10% of his compensation as defined in Section 5.6 of this Plan on the form provided by or on behalf of the Company and filing it with the Director, Human Resources Administration prior to the last business day of the quarter or as otherwise determined by the Committee. Payroll deductions shall commence on the first day of the calendar quarter following his completion of an enrollment form and shall end at such time as the Participant withdraws from the Plan in accordance with the provisions of Article 6. A Participant may decrease the amount of his payroll deduction once during any calendar quarter. Increases in payroll deduction shall be effective as of the first day of the calendar quarter following such increase.

5.4 Maximum Options Available to Participant.  Unless a Participant has withdrawn as provided in Article 6, each Participant on a Quarterly Grant Date, commencing with the Quarterly Grant Date, and, subject to earlier termination of the Plan pursuant to Section 12.2 hereof, ending with the last Quarterly Grant Date on which shares of Common Stock are available for grant within the limitations set forth in Article 4, shall be deemed to have automatically exercised the Option granted hereunder which will entitle him to purchase, at the Option Price per share applicable to such Quarterly Grant Date, the whole number of shares of Common Stock equal to the lesser of the amount of compensation the Participant has elected to defer divided by such applicable Option Price per share of Common Stock or 1,000 shares of Common Stock. The Quarterly Grant Date applicable to an Option granted pursuant to this Section 5.4 shall be the date of grant of such Option. Unused payroll deductions will be automatically refunded to the Participant or his brokerage or other personal account, without interest, except that any amount of unused payroll deductions which is less than the purchase price of one share of Common Stock will be carried forward and used in the next calendar quarter, unless the Participant elects to withdraw in the next calendar quarter, in which case all of the unused payroll deductions will be refunded in accordance with Section 6.1 of the Plan.

5.5 Reduction if Oversubscribed.  If the number of shares of Common Stock for which Options are granted pursuant to Section 5.4 of this Article 5 exceeds the applicable number set forth in Article 4, then the Options granted under the applicable paragraph to all Participants shall, in a nondiscriminatory manner which shall be consistent with Section 11.2 of the Plan, be reduced in proportion to their respective compensation.

5.6 Compensation.  An Eligible Employee’s compensation means, for purposes of Section 5.3, the Eligible Employee’s annual rate of compensation as of the applicable Quarterly Grant Date. Such annual rate of compensation shall be determined by the Committee in a nondiscriminatory manner which shall be consistent with Section 11.2 of the Plan.

ARTICLE 6.

WITHDRAWAL

6.1 In General.  A Participant may withdraw under the Plan at any time by giving written notice to the Director, Human Resources Administration, which such withdrawal will be processed promptly by the

Company. Withdrawal must be in whole and not in part. All of the Participant’s payroll deductions will be refunded to the Participant or his brokerage or other personal account, without interest, promptly after receipt of his notice of withdrawal and no further payroll deductions will be made from his pay during the calendar quarter in which he withdraws.

6.2 Effect on Subsequent Participation.  A Participant’s withdrawal from the Plan will not have any effect on his ability to participate in any future Options or in any similar plan which may be hereafter adopted by the Company. Notwithstanding the foregoing, if a Participant withdraws twice during a Plan Year, such Participant may not again elect to participate until the first day of the next following Plan Year.

6.3 Termination of Employment.  Upon termination of the Participant’s employment for any reason, the payroll deductions credited to his participation will be returned to him or his brokerage or other personal account, without interest, or in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 7.2 or to the Participant’s account. If, prior to the Quarterly Grant Date, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated his employment for the purposes of the Plan.

ARTICLE 7.

TRANSFERABILITY

7.1 Option Not Subject to Assignment.  No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by the Participant during his lifetime.

7.2 Designation of Beneficiary.  A Participant may file a written designation of a Beneficiary who is to receive any stock and/or cash. Such designation of Beneficiary may be changed by the Participant at any time by written notice to the Director, Human Resources Administration. In the event the Participant fails to designate a Beneficiary, the Participant’s spouse shall be deemed to be the Beneficiary. If the Participant is unmarried at the time of death, the Participant’s estate shall be deemed to be the Beneficiary.

ARTICLE 8.

ADJUSTMENT PROVISIONS

The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the Option Price per share of each Option may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Article 8 shall be made according to the sole discretion of the Board, and its decision shall be binding and conclusive.

ARTICLE 9.

DISSOLUTION, MERGER AND CONSOLIDATION

Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Board shall give written notice of such event to each Participant providing that (i) each such Participant will have a right to exercise his wholly or partially unexercised Option to the extent of accumulated payroll deductions as of a date specified by the Board in the notice and prior to the effective date of such transaction, subject to the restrictions set forth in the Plan or (ii) all outstanding Options will be cancelled as of a date prior to the effective date of such transaction and that all accumulated payroll deductions will be refunded to the Participant or his brokerage or other personal account, without interest.

ARTICLE 10.

CONDITIONS SUBSEQUENT TO EFFECTIVE DATE

The Plan is subject to the approval of the Plan by the holders of a majority of the outstanding shares of Common Stock of the Company within 12 months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

ARTICLE 11.

LIMITATION ON OPTIONS

Notwithstanding any other provisions of the Plan:

11.1 Plan Construction.  The Company intends that Options granted and Common Stock issued under the Plan shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and regulations issued thereunder. Any provisions required to be included in the Plan under said Section and regulations issued thereunder are hereby included as fully and though set forth in the Plan at length. Words used in the Plan, regardless of the number of gender specifically used, will be deemed and construed to include any other number or plural, and any other gender, masculine, feminine or neuter, as the context requires.

11.2 Nondiscrimination.  All Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased under Options granted on any Quarterly Grant Date, pursuant to Section 5.4, shall bear a uniform relationship to the compensation of Eligible Employees. All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

ARTICLE 12.

MISCELLANEOUS

12.1 Legal and Other Requirements.  The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

12.2 Termination and Amendment of the Plan.  The Board, without further action on the part of the stockholders of the Company to the extent permitted by law, regulation and stock exchange requirements, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan, except that it may not effect a change inconsistent with Section 423 of the Code or regulations issued thereunder. No action taken by the Board under this Section may materially and adversely affect any outstanding Option without the consent of the holder thereof.

12.3 Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

12.4 Withholding Taxes.  Upon the exercise of any Option under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.

12.5 Right to Terminate Employment.  Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee or Participant the right to continue in the employment of the Company or any Designated Subsidiary or affect any right which the Company or any Designated Subsidiary may have to terminate the employment of such Eligible Employee or Participant.

12.6 Rights as a Stockholder.  No Participant shall have any right as a stockholder unless and until certificates for shares of Common Stock are issued to him.

12.7 Leaves of Absence and Disability.  Subject to applicable law, the Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Eligible Employee or Participant. Without limiting the generality of the foregoing, the Board shall be entitled to determine, subject to applicable law, (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of such leave of absence on Options under the Plan theretofore granted to any Eligible Employee or Participant who takes such leave of absence.

12.8 Notices.  Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Director, Human Resources Administration of the Company at its principal executive offices or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Director, Human Resources Administration at such offices; and shall be deemed delivered to the Participant (1) on the date it is personally delivered to him or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him at the last address shown for him or her on the records of the Company or of any Designated Subsidiary.

12.9 Applicable Law.  All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of Delaware, to the extent not inconsistent with Section 423 of the Code and regulations thereunder.

12.10 Elimination of Fractional Shares.  If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

Panera Bread Company Electronic Voting Instructions You can vote by Internet or telephone Available 24 hours a day, 7 days a week Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 12, 2010. Vote by Internet Log on to the Internet and go to www.investorvote.com/pnra Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends you vote FOR the listed nominees to serve for a term ending in 2013 and FOR Proposals 2, 3 and 4. 1. Election of Directors: For Withhold For Withhold 01 — Larry J. Franklin 02 — Charles J. Chapman, III For Against Abstain 2. Approve the proposal to amend the Company’s 2006 Stock Incentive Plan to increase the number of Class A Common Stock available for issuance under the plan from 1,500,000 to 2,300,000. For Against Abstain 3. Approve the proposal to amend the Company’s 1992 Employee Stock Purchase Plan to increase the number of Class A Common Stock available for issuance under the plan from 825,000 to 950,000. For Against Abstain 4. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2010. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 015R4D

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Panera Bread Company PANERA BREAD COMPANY 6710 Clayton Road Richmond Heights, MO 63117 Annual Meeting of Stockholders — May 13, 2010 Proxy Solicited on Behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints Scott G. Blair and Jeffrey W. Kip, or either of them, as Proxies, the true and lawful attorneys in fact, agents and proxies of the undersigned with full power of substitution for and on behalf of the undersigned at the 2010 Annual Meeting of Stockholders of PANERA BREAD COMPANY to be held at the Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, MO 63105, on May 13, 2010, at 10:30 a.m., Central Time, and at any and all postponements or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors. This card also provides confidential voting instructions for shares held in the Panera Bread Company 401(k) Savings Plan, which we refer to as the Plan. If you are a participant and have vested shares of Panera Bread Company Class A Common Stock allocated to your account in the Plan, please read the following instruction regarding voting of those shares. Trustee’s Authorization: You may direct Fidelity Management Trust Company, as trustee of the Plan, how to vote shares of Panera Bread Company Class A Common Stock allocated to your Plan account by completing and returning this Voting Instruction Form. The Trustee will vote the shares represented by this Voting Instruction Form if proper instructions are completed, signed and received by Computershare before 11:59 p.m., Eastern Time, on May 10, 2010. Any shares held in the Plan for which no instructions are received will not be voted. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE UNLESS YOU VOTE OVER THE INTERNET OR BY TELEPHONE.